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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IAC/InterActiveCorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 6, 2014

Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of IAC/InterActiveCorp, which will be held on Wednesday, June 18, 2014, at 9:00 a.m., local time, at IAC's corporate headquarters, located at 555 West 18th Street, New York, New York 10011. At the Annual Meeting, stockholders will be asked to elect 12 directors, to ratify the appointment of Ernst & Young as IAC's independent registered public accounting firm for 2014 and to vote on an advisory proposal regarding executive compensation. IAC's Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of IAC and its stockholders and recommends a vote consistent with the Board's recommendation for each proposal.

        Based on applicable Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the internet in lieu of mailing printed copies of these materials to stockholders, this year we have elected to deliver our proxy materials to the majority of our stockholders online. On or about May 6, 2014, we mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Annual Meeting proxy statement and 2013 Annual Report on Form 10-K online, as well as instructions on how to obtain printed copies of these materials by mail.

        It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted your vote.

        I look forward to greeting those of you who will be able to attend the meeting.

Sincerely,

Barry Diller Chairman and Senior Executive

        555 WEST 18TH STREET NEW YORK, NEW YORK 10011 212.314.7300 FAX 212.314.7309

IAC/INTERACTIVECORP
555 West 18th Street
New York, New York 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        IAC/InterActiveCorp ("IAC") is making this proxy statement available to holders of our common stock and Class B common stock in connection with the solicitation of proxies by IAC's Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 18, 2014, at 9:00 a.m., local time, at IAC's corporate headquarters, located at 555 West 18th Street, New York, New York 10011. At the Annual Meeting, stockholders will be asked:

          1.     to elect 12 members of IAC's Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors);

          2.     to ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2014 fiscal year; and

          3.     to hold an advisory vote on executive compensation (the "say on pay vote"); and

          4.     to transact such other business as may properly come before the meeting and any related adjournments or postponements.

        IAC's Board of Directors has set April 24, 2014 as the record date for the Annual Meeting. This means that holders of record of our common stock and Class B common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

        Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are registered in your name, you should bring a form of photo identification to the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, you will need to bring a proxy or letter from that broker, bank or other holder of record that confirms you are the beneficial owner of those shares, together with a form of photo identification. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By order of the Board of Directors,
Gregg Winiarski Executive Vice President, General Counsel and Secretary

May 6, 2014

PROXY STATEMENT

i

PROXY STATEMENT

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we elected to deliver this Proxy Statement and our 2013 Annual Report on Form 10-K to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the "Notice Process"). If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this Proxy Statement and our 2013 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

  The Notice is being mailed on or about May 6, 2014 to stockholders of record at the close of business on April 24, 2014 and this Proxy Statement and our 2013 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on May 6, 2014. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.

Q:    Can I vote my shares by filling out and returning the Notice?

A:
No. However, the Notice provides instructions on how to vote your shares by way of completing and submitting your proxy online or by phone, by requesting and returning a written proxy card by mail or by submitting a ballot in person at the Annual Meeting.

Q:    Who is entitled to vote at the Annual Meeting?

A:
Holders of IAC common stock and Class B common stock at the close of business on April 24, 2014, the record date for the Annual Meeting established by IAC's Board of Directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

  As of the close of business on April 24, 2014, there were 77,392,929 shares of IAC common stock and 5,789,499 shares of Class B common stock outstanding and entitled to vote. Holders of IAC common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share.

Q:    What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
If your IAC shares are registered in your name, you are a stockholder of record. If your IAC shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

  You may examine a list of the stockholders of record as of the close of business on April 24, 2014 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at IAC's corporate headquarters, located at 555 West 18th Street, New York, New York 10011. This list will also be made available at the Annual Meeting.

Q:    What are the quorum requirements for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of IAC common stock and Class B common stock at the Annual Meeting constitutes a quorum. When the holders of IAC common stock vote as a separate class, the presence at the Annual Meeting of holders of a majority of the total votes entitled to be cast by holders of IAC common stock is required for a quorum to be met. Shares of IAC common stock and Class B common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:    What matters will IAC stockholders vote on at the Annual Meeting?

A:
IAC stockholders will vote on the following proposals:

•
Proposal 1—to elect 12 members of IAC's Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors);

•
Proposal 2— to ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2014 fiscal year;

•
Proposal 3—to hold an advisory vote on executive compensation (the "say on pay vote"); and

•
to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:    What are my voting choices when voting for director nominees and what votes are required to elect directors to IAC's Board of Directors?

A:
You may vote in favor of all nominees, withhold votes as to all nominees or vote in favor of and withhold votes as to specific nominees.

  The election of each of Edgar Bronfman, Jr., Chelsea Clinton, Sonali De Rycker, Barry Diller, Michael D. Eisner, Victor A. Kaufman, David Rosenblatt, Alexander von Furstenberg and Richard F. Zannino as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock and Class B common stock voting together as a single class (hereinafter referred to as IAC capital stock), with each share of common stock and Class B common stock representing the right to one and ten votes, respectively.

  The election of each of Donald R. Keough, Bryan Lourd and Alan G. Spoon as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of IAC common stock voting as a separate class.

  The Board recommends that our stockholders vote FOR the election of each of the director nominees named above.

Q:    What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2014 and what votes are required to ratify such appointment?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

  The ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2014 requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together.

  The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2014.

Q:    What are my voting choices when voting on the advisory say on pay vote and what votes are required to approve the say on pay vote?

A:
You may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting on the advisory proposal.

  The approval, on an advisory basis, of the say on pay proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together. As an advisory vote, this proposal is not binding upon the Company.

  The Board recommends a vote FOR the advisory vote on executive compensation.

Q:    Could other matters be decided at the Annual Meeting?

A:
As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting, other than those referred to in this Proxy Statement.

  If other matters are properly presented at the Annual Meeting for consideration, the three IAC officers who have been designated as proxies for the Annual Meeting, Joanne Hawkins, Jeffrey W. Kip and Gregg Winiarski, will have the discretion to vote on those matters for stockholders who have submitted their proxy.

Q:    What do I need to do now to vote at the Annual Meeting?

A:
IAC's Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of three ways:

•
Submitting a Proxy Online:  Submit your proxy via the internet. The website for internet proxy voting is www.proxyvote.com. Internet proxy voting is also available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Tuesday, June 17, 2014;

•
Submitting a Proxy by Telephone:  Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone voting is available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Tuesday, June 17, 2014; or

•
Submitting a Proxy by Mail:  If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

  If you were a stockholder of record on April 24, 2014 or if you have a legal proxy from your broker, bank or other holder of record identifying you as a beneficial owner of IAC shares as of that date, you may vote in person by attending the Annual Meeting.

  For IAC shares held in street name, holders may submit a proxy online or by telephone if their broker, bank or other holder of record makes these methods available. If you submit a proxy online or by telephone, do not request and return a printed proxy card from IAC or from your broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, follow the voting instructions you receive from your broker, bank or other holder of record.

Q:    If I hold my IAC shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:
If you hold IAC shares in street name, you must provide your broker, bank or other nominee with instructions in order to vote these shares. If you do not provide voting instructions to your bank,

  broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for a vote.

  Non-Discretionary Items.    The election of directors and the advisory say on pay vote are non-discretionary items and may NOT be voted on by your broker, bank or other nominee absent specific voting instructions from you. If your bank, broker or other nominee does not receive specific voting instructions from you, a "broker non-vote" will occur in the case of your shares of IAC common stock for these proposals.

  Discretionary Items.    The ratification of Ernst & Young LLP as IAC's independent registered public accounting firm for 2014 is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions may vote on this proposal in their discretion and these votes will be counted for purposes of determining a quorum.

Q:    What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Annual Meeting (the say on pay and auditor ratification proposals) and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (the election of directors). Broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting; provided, however, that brokers have discretionary authority to vote on the auditor ratification proposal.

Q:    Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting by:

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy;

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail prior to the vote at the Annual Meeting; or

•
attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

  To change your vote or revoke your proxy, send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or follow the instructions provided on the Notice or the proxy card to do so online or by telephone.

Q:    How are proxies solicited and who bears the related costs?

A:
IAC bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of IAC may solicit proxies from stockholders by telephone, letter, facsimile, e-mail or in person. Following the initial mailing of the Notice and proxy materials, IAC will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of IAC common stock and to request authority for the exercise of proxies. In such cases, IAC, upon the request of these holders, will reimburse such holders for their reasonable expenses.

Q:    What should I do if I have questions regarding the Annual Meeting?

A:
If you have any questions about the Annual Meeting, would like to obtain directions to attend the Annual Meeting and vote in person or would like copies of any of the documents referred to in this Proxy Statement, you should contact IAC Investors Relations at 1.212.314.7400 or ir@iac.com.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

        At the upcoming Annual Meeting, a board of 12 directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors). Information concerning director nominees, all of whom are incumbent directors of IAC and have been recommended by the Nominating Committee for re-election, appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board.

        The election of each of Edgar Bronfman, Jr., Chelsea Clinton, Sonali De Rycker, Barry Diller, Michael D. Eisner, Victor A. Kaufman, David Rosenblatt, Alexander von Furstenberg and Richard F. Zannino as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock voting together as a single class.

        The Board has designated Donald R. Keough, Bryan Lourd and Alan G. Spoon as nominees for the positions on the Board to be elected by the holders of IAC common stock voting as a separate class. The election of each of them as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of IAC common stock voting as a separate class.

        Both the Nominating Committee and the full Board recommend that our stockholders vote FOR the election of all director nominees.

Information Concerning Director Nominees

        Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Nominating Committee and the Board believe provide the Company with the perspective and judgment needed to guide, monitor and execute its strategies.

        Edgar Bronfman, Jr., age 58, has been a director of IAC since February 1998. Mr. Bronfman currently serves as a general partner of Accretive LLC, a private equity firm. Mr. Bronfman previously served as Chairman of Warner Music Group from August 2011 to January 2012. Prior to this time, Mr. Bronfman served as Chief Executive Officer and President of Warner Music Group from July 2011 to August 2011 and as Chairman and Chief Executive Officer of Warner Music Group from March 2004 to July 2011. Mr. Bronfman currently serves as a member of the board of directors of Warner Music Group, which position he has held during the last five years. Prior to joining Warner Music Group, Mr. Bronfman served as Chairman and Chief Executive Officer of Lexa Partners LLC, which he founded, from April 2002. Mr. Bronfman was appointed Executive Vice Chairman of Vivendi Universal, S.A. in December 2000. Mr. Bronfman resigned from his position as an executive officer and as Vice Chairman of the Board of Directors of Vivendi Universal, S.A. in March 2002 and December 2003, respectively. Prior to December 2000, Mr. Bronfman served as President and Chief Executive Officer of The Seagram Company Ltd., a post he had held since June 1994, and from 1989 to June 1994 he served as the President and Chief Operating Officer of Seagram. He is the Chairman of the Board of Endeavor Global, Inc. and is currently a member of the Board of NYU Elaine A. and Kenneth G. Langone Medical Center, The Council on Foreign Relations and Accretive Health, Inc. In nominating Mr. Bronfman, the Board considered his experience as a member of senior management of various public and global companies, which the Board believes gives him particular insight into business strategy and leadership, marketing, consumer branding and international operations, as well as a high level of financial literacy and insight into the media and entertainment industries. The Board also considered Mr. Bronfman's private equity experience, which the Board believes gives him particular insight into investments in, and the development of, early stage companies.

        Chelsea Clinton, age 34, has been a director of IAC since September 2011. Ms. Clinton is currently pursuing a doctorate in public health at Oxford University and working as an Assistant Vice Provost at New York University, where she has focused on interfaith initiatives and the university's Global Expansion Program since March 2010. Since September 2011, Ms. Clinton has also served as a member of the boards of directors of the Clinton Foundation and the Clinton Health Access Initiative. Ms. Clinton also currently serves as a special correspondent for NBC news. Prior to these efforts, Ms. Clinton worked as an associate at McKinsey & Company, a consulting firm, from August 2003 to October 2006, and as an associate at Avenue Capital Group, an investment firm, from October 2006 to November 2009. Ms. Clinton also currently serves on the boards of directors of The School of American Ballet, Common Sense Media and The Weill Cornell Medical College. In nominating Ms. Clinton, the Board considered her broad public policy experience and keen intellectual acumen, which together the Board believes will bring a fresh and youthful perspective to IAC's businesses and initiatives.

        Sonali De Rycker, age 40, has been a director of IAC since September 2011. Since April 2008, Ms. De Rycker has served as a Partner at Accel Partners in London, a leading global venture firm, where she focuses on investments in the consumer internet and digital media sectors. Prior to her tenure at Accel, Ms. De Rycker was a Partner at Atlas Venture in London from August 2000 to April 2008, where she focused on investments in the internet and software service sectors. Prior to her venture capital work, Ms. De Rycker was an investment banker at Goldman Sachs from August 1995 to August 1998. Ms. De Rycker also serves on the boards of directors of a number of private consumer internet and other companies. In nominating Ms. De Rycker, the Board considered her private equity experience (particularly in the consumer internet and media sectors), which the Board believes gives her particular insight into investments in, and the development of, early stage companies, as well as her high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Barry Diller, age 72, has been a director and Chairman and Senior Executive of IAC since December 2010. Mr. Diller previously served as a director and Chairman and Chief Executive Officer of IAC (and its predecessors) from August 1995 to November 2010. Mr. Diller also serves as Chairman and Senior Executive of Expedia, Inc., which position he has held since August 2005. Prior to joining the Company, Mr. Diller was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for 10 years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller served as Chairman (in a non-executive capacity) of the board of directors of Live Nation Entertainment, Inc. (and its predecessor companies, Ticketmaster Entertainment and Ticketmaster) ("Live Nation"), from August 2008 to October 2010, and continued to serve as a member of the board of directors of Live Nation through January 2011. Mr. Diller also served as Chairman and Senior Executive of TripAdvisor, Inc. ("TripAdvisor") from December 2011 to December 2012 and served as a member of the board of directors of TripAdvisor from December 2011 through April 2013. Mr. Diller currently acts as a special advisor to the Chief Executive Officer of TripAdvisor. Mr. Diller is also currently a member of the board of directors of The Coca-Cola Company and Graham Holdings Company (formerly The Washington Post Company), which positions he has held during the past five years. In addition, Mr. Diller is a member of the Board of Councilors for the University of Southern California's School of Cinematic Arts, the New York University Board of Trustees and the Executive Board for the Medical Sciences of University of California, Los Angeles. The Board nominated Mr. Diller because he has been Chairman and Senior Executive since 2010 and prior to that time, served as Chairman and Chief Executive Officer of the Company since 1995, and as a result, possesses a great depth of knowledge and experience regarding the Company and its businesses. In addition, the Board noted Mr. Diller's ability to exercise influence (subject to the Company's organizational documents and Delaware law) over the outcome of matters involving the Company that require stockholder approval given his significant ownership stake in the Company and related rights.

        Michael D. Eisner, age 72, has been a director of IAC since March 2011. Mr. Eisner currently serves as Chairman of The Tornante Company, LLC, a privately held company that invests in, acquires, incubates and operates media and entertainment companies ("Tornante"). In addition to overseeing Tornante's key investments generally, Mr. Eisner also currently serves as Chairman of Vuguru, a studio owned in major part by Tornante that, focuses on the production of groundbreaking programming for the internet and other digital platforms. During the past five years, Mr. Eisner previously served as the Chairman of another Tornante company, The Topps Company, a leading creator and marketer of sports cards, distinctive confectionery and other entertainment products. Prior to founding Tornante in 2005, Mr. Eisner served as Chairman and Chief Executive Officer of The Walt Disney Company from 1984. In addition to his for profit affiliations, Mr. Eisner serves on the Boards of the California Institute of the Arts, Denison University, the Aspen Institute, the Yale School of Architecture Dean's Council and The Eisner Foundation. In nominating Mr. Eisner, the Board considered his experience with Tornante, which the Board believes gives him particular insight into investments in, and the development and operation of, media and entertainment companies that focus on programming and content for emerging platforms. The Board also considered Mr. Eisner's experience as the Chairman and Chief Executive Officer of The Walt Disney Company, which the Board believes gives him particular insight into business strategy and leadership, marketing and consumer branding, as well as a high level of financial literacy and insight into the media and entertainment industries.

        Victor A. Kaufman, age 70, has been a director of IAC (and its predecessors) since December 1996 and has been Vice Chairman of IAC since October 1999. Mr. Kaufman also serves as Vice Chairman of Expedia, Inc., which position he has held since August 2005. Previously, Mr. Kaufman served in the Office of the Chairman from January 1997 to November 1997 and as Chief Financial Officer of IAC from November 1997 to October 1999. Prior to his tenure with IAC, Mr. Kaufman served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in such capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman also served as Vice Chairman of the board of directors of Live Nation from August 2008 through January 2010, and continued to serve as a member of the board of directors of Live Nation from January 2010 through December 2010. In addition, Mr. Kaufman served as a member of the board of directors of TripAdvisor from December 2011 to February 2013. In nominating Mr. Kaufman, the Board considered the unique knowledge and experience regarding the Company and its businesses that he has gained through his involvement with the Company in various roles since 1996, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Donald R. Keough, age 87, has been a director of IAC since September 1998. He currently serves as Chairman (in a non-executive capacity) of Allen & Company, a New York investment banking firm. He was appointed to this position in April 1993. Mr. Keough currently serves as a member of the board of directors of Berkshire Hathaway, Inc. and served as a member of the board of directors of The Coca-Cola Company through April 2013. Mr. Keough held both of these directorships for the past five years. Mr. Keough currently serves as an advisor to the board of directors of The Coca-Cola Company. He is a past Chairman of the board of trustees of the University of Notre Dame and a trustee of several other educational institutions. He also serves on the boards of a number of national charitable and civic organizations. In nominating Mr. Keough, the Board considered his extensive public company management experience as the former President and Chief Operating Officer of The Coca-Cola Company and his public company board experience, both of which the Board believes give him particular insight into business strategy, leadership, marketing, consumer branding and executive compensation, as well as a high level of financial literacy. The Board also considered Mr. Keough's tenure at Allen & Company, which the Board believes give him particular insight into capital markets, as well as mergers, acquisitions, investments and other strategic transactions and related financings in the media and entertainment industries.

        Bryan Lourd, age 53, has been a director of IAC since April 2005. Mr. Lourd has served as partner and Managing Director of Creative Artists Agency ("CAA") since October 1995. CAA is among the world's leading entertainment agencies and is based in Los Angeles, California, with offices in Nashville, New York, London and Beijing. He is a graduate of the University of Southern California. In connection with the nomination of Mr. Lourd, the Board considered his extensive experience as a principal of CAA, which the Board believes gives him particular insight into business strategy and leadership, as well as unique and specialized experience regarding the entertainment industry and marketing.

        David Rosenblatt, age 46, has been a director of IAC since December 2008. Mr. Rosenblatt currently serves as the Chief Executive Officer of 1stdibs.com, Inc., an online marketplace for vintage furniture and fashion, as well as antiques, art and jewelry. Mr. Rosenblatt previously served as President, Global Display Advertising, of Google, Inc. from October 2008 through May 2009. Mr. Rosenblatt joined Google in March 2008 in connection with Google's acquisition of DoubleClick, Inc., a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and held several executive positions during his tenure, including Chief Executive Officer of DoubleClick from July 2005 through March 2008 and President of DoubleClick from 2000 through July 2005. Prior to joining DoubleClick, Mr. Rosenblatt spent several years as an investment banker at S.G. Warburg & Co. in Hong Kong, London and New York. Mr. Rosenblatt also currently serves as a member of the boards of directors of Twitter, which position he has held since January 2011, and Narrative Science, Inc., a leading provider of natural language communications technology that helps organizations analyze and transform data into narrative reports. In connection with the nomination of Mr. Rosenblatt, the Board considered his extensive and unique experience in the online advertising and digital marketing technology and services industries, as well as his management experience with DoubleClick, Google and 1stdibs.com, Inc., which the Board believes gives him particular insight into business strategy and leadership, as well as a deep understanding of the internet sector.

        Alan G. Spoon, age 62, has been a director of IAC since February 2003. Since May 2000, Mr. Spoon has been General Partner at Polaris Venture Partners, a private investment firm that provides venture capital and management assistance to development-stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to that, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon has served as a member of the board of directors of Danaher Corporation from July 1999 to the present and as a member of the boards of directors of Getty Images and TechTarget, Inc. at certain times during the past five years. In his not-for-profit affiliations, Mr. Spoon was a member of the Board of Regents at the Smithsonian Institution (formerly Vice Chairman) and is now a member of the MIT Corporation, where he also serves as a board member of edX (an online education platform). In nominating Mr. Spoon, the Board considered his extensive private and public company board experience and public company management experience with The Washington Post Company, both of which the Board believes give him particular insight into business strategy, leadership and marketing in the media industry. The Board also considered Mr. Spoon's private equity experience, which the Board believes gives him particular insight into trends in the internet and technology industries, as well as into acquisition strategy and financing.

        Alexander von Furstenberg, age 44, has been a director of IAC since December 2008. Mr. von Furstenberg currently serves as Chief Investment Officer of Ranger Global Advisors, LLC, a family office focused on value-based investing ("Ranger"), which he founded in June 2011. Prior to his tenure with Ranger, Mr. von Furstenberg founded Arrow Capital Management, LLC, a private investment firm focused on global public equities, where he served as Co-Managing Member and Chief Investment Officer since 2003. During the past five years, Mr. von Furstenberg served as a member of the board of directors of W.P. Stewart & Co. Ltd., a Bermuda based asset management firm. Since 2001, he has acted as Chief Investment Officer of Arrow Investments, Inc., the private investment office which serves his family. Mr. von Furstenberg also serves as a partner and director of Diane von Furstenberg Studio, LLC. In addition to the philanthropic work accomplished through his position as a director of The Diller-von Furstenberg Family Foundation, Mr. von Furstenberg also serves on the board of directors of Friends of the High Line. In nominating Mr. von Furstenberg, the Board considered his private investment and board experience, which the Board believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller's stepson.

        Richard F. Zannino, age 55, has been a director of IAC since June 2009. Since July 2009, Mr. Zannino has been a Managing Director at CCMP Capital Advisors, LLC, a private equity firm, where he also serves as a member of the firm's Investment Committee and as co-head of the firm's consumer, retail and information services investment efforts. Mr. Zannino has also served as a member of the board of directors of The Estée Lauder Companies, Inc. since January 2010 and Francesca's Collections since July 2011. Mr. Zannino previously served as Chief Executive Officer and a member of the board of directors of Dow Jones & Company from February 2006 through December 2007, when Mr. Zannino resigned from these positions upon the acquisition of Dow Jones by News Corp. Prior to this time, Mr. Zannino served as Chief Operating Officer of Dow Jones from July 2002 through February 2006 and as Executive Vice President and Chief Financial Officer of Dow Jones from February 2001 through June 2002. Prior to his tenure at Dow Jones, Mr. Zannino served in a number of executive capacities at Liz Claiborne from 1998 through January 2001, and prior to that time served as Executive Vice President and Chief Financial Officer of General Signal and in a number of executive capacities at Saks Fifth Avenue. In his not-for-profit affiliations, Mr. Zannino serves as a member of the Board of Trustees of Pace University. In connection with the nomination of Mr. Zannino, the Board considered his extensive public company management experience, which the Board believes gives him particular insight into business strategy, leadership and marketing, as well as a high level of financial literacy. The Board also considered Mr. Zannino's private equity experience, which the Board believes gives him particular insight into acquisition and investment strategy and financing.

Corporate Governance

        Leadership Structure.    The Company's business and affairs are overseen by its Board of Directors, which currently has thirteen members. There are two management representatives on the Board and, of the eleven remaining current directors, ten are independent. The Board has an Audit Committee, Compensation and Human Resources Committee and Nominating Committee, each comprised solely of independent directors, as well as an Executive Committee. For more information regarding director independence and our Board Committees, see the discussion under Director Independence beginning on page 11 and Board Committees beginning on page 12. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chairman and Senior Executive and have full access to Company management at all times.

        Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. We do not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of our Audit, Compensation and Human Resources, and Nominating Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management, as well as for recommending candidates for Board membership. At each regularly scheduled Board meeting, the Chair of each of these committees provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.

        Since December 1, 2010, Mr. Diller has served as Chairman and Senior Executive of IAC. From December 1, 2010 through December 17, 2013, Gregory R. Blatt served as Chief Executive Officer of IAC. This leadership structure provided the Company with the benefit of Mr. Diller's continued oversight of the Company's strategic goals and vision, coupled with the benefit of a full-time Chief Executive Officer who was dedicated to focusing on the day-to-day management and continued growth of the Company and its operating businesses.

        On December 18, 2013, Gregory R. Blatt left his role as Chief Executive Officer of IAC and assumed a new role as the Chairman of The Match Group. Together with the Chief Executive Officer of our Search & Applications segment and the Chief Executive Officer of Vimeo, Mr. Blatt will continue to report directly to Mr. Diller. The Company does not intend to appoint a new Chief Executive Officer.

        This management change primarily reflects the fact that during Mr. Blatt's tenure as Chief Executive Officer of the Company, IAC evolved into a business with three principal areas of focus (The Match Group, Search & Applications and Media), each with a fully developed management team reporting directly to senior IAC management. Given these changes, the Company believes that a less centralized operating structure that pushes talent and decision-making closer to the Company's businesses is the best way to achieve the Company's long-term growth objectives. As a result, the Company concluded that separate roles of Senior Executive and Chief Executive Officer were no longer necessary. At this time, the Company believes that this leadership structure is the most appropriate one for our Company and our stockholders.

        Risk Oversight.    Company management is responsible for assessing and managing the Company's exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Company management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, the Company recognized that leadership and success are impossible without taking risks; however, the imprudent acceptance of risk or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with Company management, as well as through the Board's Audit and Compensation and Human Resources Committees, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. In addition, an overall review of risk is inherent in the Board's consideration of the Company's long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the Chairman and Senior Executive and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and the Board and its committees providing oversight in connection with those efforts.

        Compensation Risk Assessment.    We periodically conduct risk assessments of our compensation policies and practices for our employees, including those related to our executive compensation programs. The goal of these assessments is to determine whether the general structure of the Company's compensation policies and programs and the administration of these programs pose any material risks to the Company. The findings of any risk assessment are discussed with the Compensation and Human Resources Committee. Based upon our assessments, we believe that our compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

        Director Independence.    Under the Marketplace Rules of The Nasdaq Stock Market (the "Marketplace Rules"), the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to questionnaires circulated by Company management, as well as Company records and publicly available information. Following this determination, Company management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board's prior independence determination.

        In February 2014, the Board determined that each of Messrs. Bronfman, Eisner, Keough, Lourd, Martinez (not standing for re-election), Rosenblatt, Spoon and Zannino, Ms. Clinton and Ms. De Rycker is independent. In connection with this determination, the Board considered that in the ordinary course of business, IAC and its businesses sell products and services to, purchase products and services from or co-invest with, companies at which certain directors are employed or serve as directors, or over which certain directors otherwise exert control. Furthermore, the Board considered whether there were any payments made to (or received from) such entities by IAC and its businesses. Specific payments the Board considered are as follows:

  •
  payments for services made by an IAC business to Warner Music Group, where Mr. Bronfman previously served as an executive officer;

  •
  an arrangement between an IAC business and certain of its employees that provide for such employees to continue to receive (and share with the IAC business) payments from various companies (including a portfolio company of Tornante, where Mr. Eisner is Chairman) that licensed programming rights to such employees;

  •
  payments for services made by an IAC business to Allen & Company, where Mr. Keough is Chairman (in a non-executive capacity);

  •
  payments for services made by an IAC business to CAA, where Mr. Lourd is Managing Director;

  •
  a co-investment by IAC in an entity in which Polaris Venture Partners was an existing equity investor, as well as payments for services between the Company and certain Polaris Venture Partners portfolio companies (Mr. Spoon is a general partner of Polaris Venture Partners); and

  •
  payments for data licensing services made by an IAC business to a portfolio company of CCMP Capital Advisors, LLC, where Mr. Zannino is a Managing Director and member of the firm's Investment Committee. The agreement pursuant to which the IAC business made these payments was entered into by the parties before Mr. Zannino began serving on the Board and before CCMP acquired the company.

        In the case of Ms. Clinton, Ms. De Rycker, Mr. Martinez and Mr. Rosenblatt, there were no such payments known to Company management for the Board to consider. Of the remaining incumbent directors, Messrs. Diller and Kaufman are executive officers of the Company and Mr. von Furstenberg is Mr. Diller's stepson. Given these relationships, none of these directors is independent.

        In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Compensation and Human Resources Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee members and by the SEC, the Marketplace Rules and the Internal Revenue Service for compensation committee members.

        Director Nominations.    The Nominating Committee identifies, reviews and evaluates individuals qualified to become Board members and recommends candidates to the Board. While there are no specific requirements for eligibility to serve as a director of IAC, in evaluating candidates, the Nominating Committee will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of IAC, whether the candidate's experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of IAC's stockholders. While the Board does not have a formal diversity policy, the Nominating Committee also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members and those represented by the Board as a whole to ensure that the Board has the right mix of skills, expertise and background.

        The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as historically IAC has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to IAC, 555 West 18th Street, New York, New York 10011, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender's stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Chairman, and if deemed appropriate, forwarded to the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire Board.

        Communications with the IAC Board.    Stockholders who wish to communicate with IAC's Board of Directors or a particular director may send such communication to IAC, 555 West 18th Street, New York, New York 10011, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder—Board Communication" or "Stockholder—Director Communication." All such letters must identify the author as a stockholder, provide evidence of the sender's stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate.

The Board and Board Committees

        The Board.    The Board met four times and acted by written consent three times during 2013. During 2013, all then incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served. Directors are not required to attend annual meetings of IAC stockholders. Two members of the Board of Directors attended IAC's 2013 Annual Meeting of Stockholders.

        The Board currently has four committees: the Audit Committee, the Compensation and Human Resources Committee, the Nominating Committee and the Executive Committee.

        Board Committees.    The following table sets forth the current members of each Committee and the number of meetings held by, and times that each such Committee took action by written consent,

during 2013. Each Committee member identified below served in the capacities set forth below for all of 2013.

Name	Audit Committee	Compensation and Human Resources Committee	Nominating Committee	Executive Committee
Edgar Bronfman, Jr.*	—	—	X	X
Chelsea Clinton*	—	—	—	—
Sonali De Rycker*	—	—	—	—
Barry Diller	—	—	—	X
Michael D. Eisner*	—	—	—	—
Victor A. Kaufman	—	—	—	X
Donald R. Keough*	—	X	X	—
Bryan Lourd*	X	—	—	—
Arthur C. Martinez*	—	Chair	—	—
David Rosenblatt*	—	X	—	—
Alan G. Spoon*	Chair	—	—	—
Alexander von Furstenberg	—	—	—	—
Richard F. Zannino*	X	—	—	—
Number of Meetings	8	5	0	0
Number of Written Consents	0	4	1	4

*
Independent director.

        Audit Committee.    The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is attached as Appendix A to this Proxy Statement. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in the charter, which include monitoring: (i) the integrity of IAC's financial statements, (ii) the effectiveness of IAC's internal control over financial reporting, (iii) the qualifications and independence of IAC's independent registered public accounting firm, (iv) the performance of IAC's internal audit function and independent registered public accounting firm, (v) IAC's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by IAC with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication between the Committee, the Company's independent registered public accounting firm, the Company's internal auditors and management. The formal report of the Audit Committee is set forth on page 15.

        The Board has previously concluded that Mr. Spoon is an "audit committee financial expert," as such term is defined in applicable SEC rules, as well as the Marketplace Rules.

        Compensation and Human Resources Committee.    The Compensation and Human Resources Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is attached as Appendix B to this Proxy Statement. The Compensation and Human Resources Committee is appointed by the Board to assist the Board with all matters relating to the compensation of the Company's executive officers and has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they affect the Company's executive officers. The Compensation and Human Resources Committee may form and delegate authority to subcommittees and may delegate authority to one or more of its members. The Compensation and Human Resources Committee may also delegate to one or more of the Company's executive officers the authority to make grants of equity-based compensation to eligible individuals other than directors or executive officers to the extent allowed under applicable law. For additional information on IAC's processes and procedures for the consideration and determination of executive compensation and the related role of the Compensation and Human Resources Committee, see the

discussion under Compensation Discussion and Analysis generally beginning on page 17. The formal report of the Compensation and Human Resources Committee is set forth on page 24.

        Nominating Committee.    The Nominating Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is attached as Appendix C to this Proxy Statement. The Nominating Committee is appointed by the Board to assist the Board by: (i) identifying, reviewing and evaluating individuals qualified to become Board members, (ii) recommending director nominees for the next annual meeting of stockholders (and nominees to fill vacancies on the Board as necessary) and (iii) making recommendations with respect to the compensation and benefits of directors.

        Executive Committee.    The Executive Committee has all the power and authority of the Board of Directors of IAC, except those powers specifically reserved to the Board by Delaware law or IAC's organizational documents.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to stockholder ratification, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP as IAC's independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young LLP has served as IAC's independent registered public accounting firm for many years and is considered by management to be well qualified.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he so chooses and will be available to respond to appropriate questions.

        Ratification of the appointment of IAC's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together.

        The Board recommends that our stockholders vote FOR ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2014.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)

        Section 14 of the Securities Exchange Act (15 U.S.C. 78n-1) requires the Company to seek a non-binding advisory vote from its stockholders to approve the compensation of its named executives. We refer to this proposal in this Proxy Statement as the "say on pay vote." The say on pay vote is not intended to address any specific item of compensation, but rather our overall compensation program and policies relating to our named executives. As described in detail under the caption Compensation Discussion and Analysis, beginning on page 17, our executive officer compensation program is designed to provide the level of compensation necessary to attract, retain, motivate and reward talented and experienced executives and to motivate them to achieve short-term and long-term goals, thereby enhancing stockholder value and creating a successful company. We believe that our executive officer compensation program, with its balance of short-term and long-term incentives, rewards sustained performance that is aligned with long-term stockholder interests. Accordingly, we believe that the compensation paid to our named executives in 2013 pursuant to our executive officer compensation program was fair and appropriate and are asking our stockholders to vote "FOR" the adoption of the following resolution:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executives for 2013, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative."

        The approval, on an advisory basis, of the say on pay vote proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together. The vote is advisory in nature and therefore not binding on us or our Board. However, our Board and Compensation and Human Resources Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executives.

        The Board recommends that the stockholders vote FOR the advisory vote on executive compensation.

        The Company last sought a say on pay vote at its 2011 Annual Meeting of Stockholders, at which it also sought a non-binding advisory vote from its stockholders on the frequency of seeking the say on pay vote (required by applicable law every six years) and recommended seeking the say on pay vote once every three years. Based on voting results from the 2011 Annual Meeting of Stockholders, and consistent with the Company's recommendation, say on pay votes occur every three years. Accordingly, the next say on pay vote and the next non-binding advisory vote regarding the frequency of seeking the say on pay vote are both scheduled to be held at the Company's 2017 Annual Meeting of Stockholders.

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee operates under a written charter, which has been adopted by the Board of Directors. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with the monitoring of: (i) the integrity of IAC's financial statements, (ii) the effectiveness of IAC's internal control over financial reporting, (iii) the qualifications and independence of IAC's independent registered public accounting firm, (iv) the performance of IAC's internal audit function and independent registered public accounting firm, (v) IAC's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by IAC with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that IAC's financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and IAC's independent registered public accounting firm.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of IAC for the fiscal year ended December 31, 2013 with IAC's management and Ernst & Young LLP, IAC's independent registered public accounting firm.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by PCAOB Auditing Standard No. 16, "Communications with Audit Committees." In addition, the Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from IAC and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for IAC for the fiscal year ended December 31, 2013 be included in IAC's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Members of the Audit Committee

Alan G. Spoon (Chair)
Bryan Lourd
Richard F. Zannino

 Fees Paid to Our Independent Registered Public Accounting Firm

        The following table sets forth fees for all professional services rendered by Ernst & Young to IAC for the years ended December 31, 2013 and 2012:

	2013	2012
Audit Fees(1)	$2,133,525	$1,898,000
Audit-Related Fees(2)	$62,500	$307,000

Total Audit and Audit-Related Fees	$2,196,025	$2,205,000
Tax Fees(3)	$1,069,000	$1,019,000

Total Fees	$3,265,025	$3,224,000

(1)
Audit Fees include fees associated with the annual audit of IAC's consolidated financial statements and internal control over financial reporting, the review of IAC's periodic reports, the review of SEC registration statements and consents and other services related to SEC matters, accounting consultations and statutory audits. Statutory audits include audits performed for certain IAC businesses in various jurisdictions abroad, which audits are required by local law.

(2)
Audit-Related Fees in 2013 include fees for benefit plan audits and an agreed-upon procedures engagement. Audit-Related Fees in 2012 include fees for audits for acquired companies and benefit plan audits.

(3)
Tax Fees in 2013 and 2012 primarily include fees paid for the preparation of federal, state and local tax returns in the United States and certain jurisdictions abroad and research and development tax credit studies.

Audit and Non-Audit Services Pre-Approval Policy

        The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by IAC's independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm's independence from IAC and its management. Unless a type of service to be provided by IAC's independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.

        All Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee revises the list of pre-approved services from time to time. Pre-approved fee levels for all services to be provided by IAC's independent registered public accounting firm are established periodically from time to time by the Audit Committee.

        Pursuant to the pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairman. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

 INFORMATION CONCERNING IAC EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

        Background information about IAC's current executive officers who are not director nominees is set forth below. For background information about IAC's Chairman and Senior Executive, Barry Diller and Vice Chairman, Victor A. Kaufman, see the discussion under Information Concerning Director Nominees beginning on page 5.

        Jeffrey W. Kip, age 46, has been Chief Financial Officer of IAC since March 2012. Prior to joining IAC, Mr. Kip served as Executive Vice President, Chief Financial Officer of Panera Bread Company, a national bakery-cafe concept in the United States and Canada ("Panera"), since May 2006. From November 2003 until May 2006, Mr. Kip served as Panera's Vice President, Finance and Planning and as Vice President, Corporate Development from May 2003 until November 2003. From November 2002 until April 2003, Mr. Kip served as an Associate Director and Director at UBS, an investment banking firm, and from August 1999 until November 2002, Mr. Kip was an Associate at Goldman Sachs, an investment banking firm.

        Gregg Winiarski, age 43, currently serves as Executive Vice President, General Counsel and Secretary and previously served as Senior Vice President, General Counsel and Secretary of IAC since February 2009. Mr. Winiarski previously served as Associate General Counsel of IAC since February 2005, during which time he had primary responsibility for all legal aspects of IAC's mergers and acquisitions and other transactional work. Prior to joining IAC in February 2005, Mr. Winiarski was an associate with Skadden, Arps, Slate, Meagher & Flom LLP, a New York law firm, from 1996 to February 2005. Prior to joining Skadden, Mr. Winiarski was a certified public accountant with Ernst & Young in New York.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives

        Our executive officer compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable the Company to meet its growth objectives.

        Though IAC is a publicly traded company, we attempt to foster an entrepreneurial culture, and attract and retain senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when attempting to recruit and retain our executive officers, as well as other executives who may become executive officers at a later time, we compete not only with other public companies, but also with earlier stage companies, companies funded by private equity and venture capital firms and professional firms. We structure our compensation program so that we can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and long-term equity ownership.

        While we consider market data in establishing broad compensation programs and practices and may periodically benchmark the compensation associated with particular executive positions, we do not definitively rely on competitive survey data of any benchmarking information in establishing executive compensation. The Company makes decisions based on a host of factors particular to a given executive situation, including its firsthand experience with the competition for recruiting executives and its understanding of the current environment, and believes that over-reliance on survey data, or a benchmarking approach, is too rigid and stale for the dynamic and fast changing marketplace for talent in which we compete.

        Similarly, we believe that arithmetic approaches to measuring and rewarding short-term performance often fail to adequately take into account the multiple factors that contribute to success at the individual and business level. In any given period, the Company may have multiple objectives, and these objectives, and their relative importance, often change as the competitive and strategic landscape shifts. Accordingly, we have historically avoided the use of strict formulas in our annual bonus program, believing that they often over-compensate or under-compensate a given performance level. We instead rely primarily on an approach that, while based on clear objectives, is not formulaic and allows for the exercise of discretion in setting final bonus amounts.

        In addition, we are of the view that long-term incentive compensation in the form of equity awards aligns the interests of executive and long-term shareholders, and to further this important goal, equity awards play a prominent role in our overall compensation program. The form of equity awards has changed from time to time over the years, and in 2008 we introduced non-qualified stock options as the predominant equity incentive vehicle for our executives. This switch was made primarily for the sake of simplicity given that the value from stock option awards is directly dependent on appreciation in the Company's stock price and therefore provides an objectively measurable goal, and a belief that it would, in general, make the Company more competitive in recruiting talented executives and employees. From time to time, however, executives have been awarded restricted stock units in addition to, or in lieu of, stock option awards, depending on the individual circumstances, and in 2013 several of our executives were awarded restricted stock units as described below.

        We believe the Company's executive officer compensation program puts the substantial majority of compensation at risk, rewards both individual and corporate performance in a targeted fashion, pays amounts appropriate to attract and retain those key individuals necessary to grow the Company, and aligns the interests of our key executives with the interests of our owners. We continuously evaluate our program, and make changes as we deem appropriate.

Roles and Responsibilities

        The Compensation and Human Resources Committee of the Company's Board of Directors (for purposes of this Compensation Discussion and Analysis, the "Committee") has primary responsibility for establishing the compensation of the Company's executive officers. All compensation decisions referred to throughout this Compensation Disclosure and Analysis section have been made by the Committee, based, in part, on recommendations from Mr. Diller as described below. The Committee currently consists of Messrs. Martinez, Keough and Rosenblatt.

        The executive officers participate in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools and Mr. Diller meets with the Committee at least annually to discuss compensation packages for the executive team. In early 2014, Mr. Diller met with the Committee and discussed his views of corporate and individual executive officer performance for 2013 for Messrs. Kaufman, Blatt, Kip and Winiarski, and his recommendation for annual bonuses for those executive officers. Mr. Diller also discussed his own performance with the Committee. Following these discussions, the Committee met in executive sessions to discuss the recommendations. After consideration of the recommendations, the Committee ultimately determined the annual bonus amount for each executive officer.

        In establishing an executive officer's compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, we do not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual's situation is evaluated on a case-by-case basis each year, considering the variety of relevant factors at that time.

        From time to time, the Committee has solicited the advice of consulting firms and engaged legal counsel. No such consulting firms or legal counsel were engaged during 2013.

        In addition, from time to time, the Company may solicit survey or peer compensation data from various consulting firms. In 2013, The Company engaged Mercer (US) Inc. to provide comparative market data in connection with the Company's own analysis of its equity compensation practices, and to provide an analysis of the Company's 2013 Stock and Annual Incentive Plan, but neither Mercer nor any other compensation consultant engaged by the Company had any role in determining or recommending the amount or form of executive compensation for 2013.

Compensation Elements

        Our compensation packages for executive officers primarily consist of salary, annual bonuses, IAC equity awards, and in certain instances, perquisites and other benefits. In 2009 and 2010, while Mr. Blatt was Chief Executive Officer of Match.com, Inc. ("Match"), one of our subsidiaries, his compensation package included equity awards in Match, a portion of which he still holds as of the date hereof as discussed in the "Executive Compensation" section beginning on page 24.

        Salary.    We typically negotiate a new executive officer's starting salary upon arrival, based on the executive's prior compensation history, prior compensation levels for the particular position within the Company, the Company's New York City location, salary levels of other executives within the Company, and salary levels available to the individual in alternative opportunities. Salaries can increase based on a number of factors, including the assumption of additional responsibilities and other factors which demonstrate an executive's increased value to the Company. In December 2013, Mr. Blatt's base salary was decreased to $500,000 in connection with his departure from the role of Chief Executive Officer of the Company and his assumption of his new role as Chairman of The Match Group. No other executive officer's salary was adjusted during 2013.

Annual Bonuses

        General.    We establish bonus levels through a two-pronged process. First, at the beginning of the year, the Committee sets performance objectives, which historically have been tied to the achievement of EBITA (as defined below) or share price performance targets during the forthcoming year, and maximum bonus amounts. In general, these performance targets are minimum acceptable performance conditions, but with respect to which there is substantial uncertainty when we establish them. The establishment of performance targets and maximum bonus amounts is undertaken primarily to satisfy the requirements of Section 162(m) of the Internal Revenue Code. Satisfaction of one or more of the performance targets established by the Committee allows for the payment of bonuses that will be deductible by the Company for federal income tax purposes, should any bonuses be awarded to the Company's named executive officers. However, satisfaction of the applicable performance targets does not obligate the Committee to approve any specific bonus amount for any executive officer, and the Committee has historically reduced the maximum bonus amount based on a discretionary assessment of Company and, to a lesser extent, individual performance. In making its determinations regarding individual annual bonus amounts, the Committee considers a variety of factors, such as growth in profitability or achievement of strategic objectives by the Company, and an individual's performance and contribution to the Company. The Committee does not quantify the weight given to any specific element or otherwise follow a formulaic calculation. Rather, the Committee engages in an overall assessment of appropriate bonus levels based on a subjective interpretation of all the relevant criteria. This process is designed to permit the Company to deduct the bonus compensation paid to executives for income tax purposes.

        The definition of EBITA used for establishing Section 162(m) performance objectives comes from IAC's Amended and Restated 2008 Stock and Annual Incentive Plan, and is as follows: "EBITA"

means for any period, operating profit (loss) plus: (i) amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) restructuring charges, (iv) non-cash write-downs of assets or goodwill, (v) charges relating to disposal of lines of business, (vi) litigation settlement amounts and (vii) costs incurred for proposed and completed acquisitions.

        2013 Bonuses.    For 2013, the Committee predicated the payment of bonuses to executive officers on attaining: (i) year-over-year EBITA growth in any of the four consecutive calendar quarters beginning with the first quarter of 2013 of at least 5% or (ii) share price growth of at least 5% over $45.98, the closing price of the Company's common stock on the date the goals were established, on any 20 trading days during the period beginning on January 1, 2013 through December 31, 2103. Both targets were met, as determined by the Committee during the fourth quarter of 2013, with EBITA growth of 28% for the third quarter of 2013 and the Company's stock price exceeding $48.28 well over 20 trading days during 2013. After concluding that the threshold performance targets for the payment of bonuses had been achieved, the Committee then exercised its right to reduce bonus amounts for each individual executive officer from the maximum level established. In setting actual bonus levels, the Committee considered a variety of factors, including:

  •
  Revenue and Operating Income Before Amortization Growth.  Revenue increased 8% over the prior year, reflecting double digit growth from certain of the Company's segments and challenges in other segments. Operating Income Before Amortization grew strongly, up 21% over the prior year, the Company's fourth consecutive year with over 20% growth.

  •
  Capitalization and Cash Position.  The Company repatriated over 95% of its free cash flow to stockholders during 2013 by way of share repurchases and quarterly cash dividends. Additionally, in November 2013 the Company issued $500 million of 4.875% Senior Notes, providing additional liquidity for the Company as it continues to invest in its businesses and identify new opportunities for expansion.

  •
  Share Price Appreciation.  The Company's share price increased 45% during 2013, compared to 38% growth in The Nasdaq Stock Market and 30% growth in the S&P 500.

  •
  Successful Completion of Transactions.  The Company has continued its disciplined approach to acquisitions and investments during 2013, committing to over $300 million in acquisitions. During 2013, the Company commenced its successful tender offer for the acquisition of the publicly-traded minority stake in Meetic S.A. and agreed to acquire certain assets of ValueClick, Inc. The Company also completed a number of other transactions in our core business areas during 2013, including the acquisition of Twoo.

  •
  Other Initiatives.  The Company, in connection with its continuing review of its collection of assets, provided for additional investment in those businesses where we believe there is upside opportunity, and restructured or sold other businesses.

        While the factors noted above were the primary ones considered in setting bonus award amounts, the Committee also considered each executive's role and responsibilities, the relative contributions made by each executive officer during the year and the relative size of the bonuses paid to the other executive officers. In particular, the Committee considered the following: (i) with respect to Mr. Diller, his role in providing strategic direction for the Company overall, (ii) with respect to Mr. Blatt, his focus on managing the day-to-day business operations of the Company, including expansion of the portfolio of services provided through the businesses in the Match segment and addressing challenges faced in the Search & Applications segment throughout the year, as well as his contributions in developing strategic initiatives for the Company, (iii) with respect to Mr. Kip, his managing the successful completion of the Company's debt offering during 2013 and other operational and cost-containment initiatives, (iv) with respect to Mr. Kaufman, his participation in strategic oversight of the Company, though his role in the day-to-day operations of the business had been reduced from prior years, and (v) with respect to Mr. Winiarski, his role in managing the successful completion of a number of acquisitions and investments during the year.

        As noted above, in setting individual bonus amounts, the Committee did not quantify the weight assigned to any specific factor, or apply a formulaic calculation. In setting bonus amounts, the Committee generally considered the Company's overall performance, the amount of bonus for each named executive relative to other Company executives, and the recommendations of the Chairman and Senior Executive. In addition, the Committee considered achievements in 2013 as compared to achievements and bonus levels in prior years.

        Executive officer bonuses tend to be highly variable from year-to-year depending on the performance of the Company. Accordingly, we believe our executive officer bonus program provides strong incentives to reach the Company's annual goals.

Long-Term Incentives

        General.    Due to our entrepreneurial philosophy, we believe that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with entrepreneurial employment alternatives. In addition, we believe that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align the executive's incentives with our stockholders' interests in a manner that we believe drives superior performance over time.

        While there is currently no formal stock ownership or holding requirement for executive officers, our executive officers have historically held a significant portion of their stock awards (net of tax withholding) well beyond the relevant vesting dates.

        In establishing equity awards for any given period, the amount of outstanding unvested and/or unexercised equity awards, as well as previously earned or exercised awards, is reviewed and evaluated on an individual-by-individual basis. In setting particular award levels, the predominant considerations are providing the person with effective retention incentives, appropriate reward for past performance, incentives for strong future performance and competitive conditions. The annual corporate performance factors relevant to setting bonus amounts, while taken into account, are generally less relevant in determining the type and level of equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument relative to our annual bonuses.

        The Company's usual practice is to schedule the Committee meetings at which awards were made in advance, without regard to the timing of the release of earnings or other material information.

        2013 Equity Awards.    In May 2013, the Committee granted stock options and restricted stock units to each of Messrs. Blatt, Kip and Winiarski. The stock options vest 25% a year, on the first four anniversaries of the grant date, and have an exercise price equal to the closing price of the Company's common stock on the grant date. The restricted stock unit awards vest 50% on each of the second and third anniversaries of the grant date for Mr. Blatt, and 50% on each of the third and fourth anniversaries of the grant date for Messrs. Kip and Winiarski. These restricted stock units are intended as more of a reward for long-tenured service, requiring a longer service period before ownership is ultimately realized, thereby increasing retention value over time as the ultimate vesting date nears. The Committee did not grant any equity awards to Mr. Diller after considering his earning history, outstanding long-term compensation arrangements and potential realizable values from those long term arrangements.

        In April 2013, Mr. Kaufman received a restricted stock unit award with a dollar value of $350,000 in accordance with the terms of his employment agreement, which provides that for so long as Mr. Kaufman continues to provide services on a level consistent with those provided on the effective date of his agreement (March 15, 2012), it is anticipated that he would be awarded restricted stock units annually with a grant value at least comparable to the value of those awarded on the effective date of his agreement.

2013 Employment Agreement

        New Employment Agreement for Mr. Blatt.    On December 18, 2013 (the "Effective Date"), the Company and Mr. Blatt entered into a new employment arrangement. At that time, Mr. Blatt became Chairman of The Match Group (initially consisting of IAC's Match businesses, Tutor.com, Daily Burn and IAC's investment in Skyllzone) and ceased to be an executive officer of the Company. The agreement provides for a scheduled term of one year from the Effective Date and provides for automatic renewals for successive one year terms absent written notice from IAC or Mr. Blatt ninety days prior to the expiration of the then-current term.

        During the term, Mr. Blatt will receive an annual base salary of $500,000 and will be eligible for discretionary annual bonuses. In addition, the agreement provides that Mr. Blatt would be awarded options to purchase shares of common stock of each of Match, Tutor.com and DailyBurn (collectively, the "Subsidiary Options"), with an aggregate grant date value of the awards equal to 150% of the grant date value of equity awards previously granted to him in 2013, subject to his forfeiture of all IAC options granted to Mr. Blatt in May 2013, which represented 50% of the 2013 grant value. The subsidiary equity awards will vest in equal annual installments over three years commencing on the first anniversary of the Effective Date, subject to Mr. Blatt's continued employment, and have other terms consistent with the Match options granted to Mr. Blatt in 2009. These new equity awards were granted in 2014.

        In the event Mr. Blatt's employment is involuntarily terminated: (i) he shall be entitled to salary continuation for 12 months, (ii) all IAC equity awards and all Subsidiary Options that would have vested during the twelve months following his date of termination will vest, and (iii) all vested options shall remain exercisable for 18 months following the termination date.

        If, during the first year of the term of the agreement, Mr. Blatt voluntarily resigns his position with the Company for any reason, he will be entitled to the same benefits to which he would have been entitled under his old employment agreement as in effect immediately prior to the Effective Date, reduced by the amount of base salary the Mr. Blatt earns after the Effective Date.

Change of Control

        Beginning December 2010, the Committee determined to include so-called "double-trigger" change of control provisions in new award agreements for senior executives (as compared to the single trigger provisions that were included in awards prior to such time). These terms provide for acceleration of vesting in connection with a change of control only when an award recipient suffers an involuntary termination of employment within two years of such change of control. The Committee believes that providing accelerated vesting after an involuntary termination will assist in the retention of our executives through a change of control transaction.

Severance

        We generally provide executive officers with some amount of salary continuation and some amount of equity acceleration in the event of involuntary terminations of an executive officer's employment. Because we tend to promote our executive officers from within, after competence and commitment have generally been established, we believe the likelihood of equity acceleration is typically low, and yet we believe that through providing this benefit we increase the retentive effect of our equity program, which serves as our most important retention incentive. The Company generally does not provide acceleration of equity in the event an executive voluntarily resigns from the Company. For purposes of this discussion, we use the term "involuntary termination" to mean both a termination by the Company without "cause" and a resignation by the executive for "good reason" or similar construct.

Other Compensation

        General.    We provide Mr. Diller with various non-cash benefits as part of his overall compensation program. Under certain limited circumstances, other executive officers have also received non-cash benefits. The value of these benefits is calculated under appropriate rules and is taken into account as a component of compensation when establishing overall compensation levels. The value of all non-cash benefits are reported under the "All Other Compensation" column in the Summary Compensation Table on page 25 pursuant to applicable rules. Our executive officers do not participate in any deferred compensation or retirement program other than the Company's 401(k) plan. During 2013, we did not (and generally do not) gross-up any benefits provided to any executive officer. Other than those described specifically below, our executive officers do not partake in any benefit programs, or receive any significant perquisites, distinct from the Company's other employees.

        Mr. Diller.    Pursuant to Company policy, Mr. Diller is required to travel, both for business and personal purposes, on corporate aircraft. In addition to serving general security interests, this means of travel permits him to travel non-stop and without delay, to remain in contact with the Company while he is traveling, to change his plans quickly in the event Company business requires and to conduct confidential Company business while flying, be it telephonically, by e-mail or in person. These interests are similarly furthered on both business and personal flights, as Mr. Diller typically provides his services to the Company while traveling in either case. Nonetheless, the incremental cost to the Company of his travel for personal purposes is reflected as compensation to Mr. Diller from the Company, and taken into account in establishing his overall compensation package. For certain personal use of Company-owned aircraft, Mr. Diller reimburses the Company at the maximum rate allowable under applicable rules of the Federal Aviation Administration.

        Additionally, the Company provides Mr. Diller with certain automobiles for business and personal use and provides certain Company-owned office space and IT equipment for use by certain individuals who work for Mr. Diller personally. These uses are valued by the Company at their incremental cost to the Company or, in the case of the use of office space (where there is no discernible incremental cost) at the cost used for internal allocations of office space for corporate purposes. Beginning in 2012, in lieu of providing Mr. Diller with the use of one of the automobiles previously made available to him, the Company determined to provide him with a cash car allowance.

        Mr. Kaufman.    Mr. Kaufman is entitled to use corporate aircraft for a certain amount of personal travel annually. However, Mr. Kaufman reimburses the Company for the Company's incremental cost of such travel and therefore the value of such travel is not treated as compensation to Mr. Kaufman. Typically, Mr. Kaufman's spouse accompanies him on personal and business flights, at no incremental cost to the Company.

Tax Deductibility

        Whenever possible, we endeavor to structure our compensation program so that the compensation we pay is deductible by the Company for federal income tax purposes. Because of the use of performance conditions in connection with our equity awards and annual bonuses, and the fact that no salaries are in excess of $1 million, these three components are generally deductible by the Company. However, under applicable IRS rules, the personal use of corporate aircraft leads to a disallowance of the deduction of certain airplane and related costs.

COMPENSATION COMMITTEE REPORT

        The Compensation and Human Resources Committee has reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in IAC's 2013 Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation and Human Resources Committee

Arthur C. Martinez (Chair)
Donald R. Keough
David Rosenblatt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2013, the Compensation and Human Resources Committee was comprised of Messrs. Martinez, Keough and Rosenblatt, none of whom is (or in the past has been) an officer or employee of IAC at the time of their respective service on the Committee.

EXECUTIVE COMPENSATION

Overview

        The Executive Compensation section of this Proxy Statement sets forth certain information regarding total compensation earned by our named executives in 2013, as well as Company equity awards made to our named executives in 2013, Company equity awards held by our named executives on December 31, 2013 and the dollar value realized by our named executives upon the vesting and exercise of Company equity awards during 2013.

 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Barry Diller	2013	$500,000	$2,750,000	—	—	$753,090	$4,003,090
Chairman and Senior	2012	$500,000	$3,000,000	—	—	$790,268	$4,290,268
Executive	2011	$500,000	$2,500,000	—	$4,815,000	$1,007,611	$8,822,611
Gregory R. Blatt	2013	$1,000,000	$2,500,000	$4,000,006	$4,016,742	$199,398	$11,716,146
Former Chief	2012	$1,000,000	$3,500,000	—	—	$172,318	$4,672,318
Executive Officer (through December 17, 2013)	2011	$1,000,000	$3,000,000	—	—	$7,350	$4,007,350
Victor A. Kaufman	2013	$100,000	$200,000	$349,976	—	$14,499	$664,475
Vice Chairman	2012	$226,923	$400,000	$350,034	—	$18,628	$995,585
	2011	$650,000	$650,000	—	$2,356,000	$17,649	$3,673,649
Jeffrey W. Kip	2013	$575,000	$1,250,000	$749,995	$753,140	$7,650	$3,335,785
Executive Vice President and	2012	$448,942	$1,250,000	$982,000	$2,761,500	$70,795	$5,513,237
Chief Financial Officer
(since March 2012)
Gregg Winiarski	2013	$500,000	$1,125,000	$500,013	$502,097	$7,650	$2,634,760
Executive Vice	2012	$450,000	$1,250,000	—	$2,280,250	$7,673	$3,987,923
President, General Counsel and Secretary	2011	$441,346	$1,000,000	—	$2,356,000	$7,350	$3,804,696

(1)
Reflects the dollar value of RSU awards, calculated by multiplying the closing market price of IAC common stock on the grant date by the number of RSUs awarded.

(2)
These amounts represent the grant date fair value of IAC stock options using the Black-Scholes option pricing model, assuming cash dividends in 2012 and 2013 and no dividends (cash or otherwise) in prior periods. For details regarding the assumptions used to calculate these amounts in 2013, see footnote 3 to the Grants of Plan-Based Awards in 2013 table on page 27.

(3)
Additional information regarding all other compensation amounts for each named executive in 2013 is as follows:

	Barry Diller	Gregory R. Blatt	Victor A. Kaufman	Jeffrey W. Kip	Gregg Winiarski
Personal use of corporate aircraft(a)	$644,844	$16,129	—	—	—
Parking garage	—	—	$10,299	—	—
401(k) plan Company match	$7,650	$7,650	$4,200	$7,650	$7,650
Dividend credits(b)	—	$175,619	—	—	—
Miscellaneous(c)	$100,596	—	—	—	—

	$753,090	$199,398	$14,499	$7,650	$7,650

(a)
Pursuant to the Company's Airplane Travel Policy, Mr. Diller is required to travel by Company-owned or chartered aircraft for both business and personal purposes. See the discussion regarding airplane travel under Compensation Discussion and Analysis on page 23. We calculate the incremental cost to the Company for personal use of Company aircraft based on the average variable operating costs to the Company and the amounts presented in the table above for such use are net of payments made by Mr. Diller in 2013 for certain personal use of aircraft. Variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the Company aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use for which Mr. Diller did not reimburse the Company to derive the incremental cost. Incremental costs do not include fixed costs that do not change based on usage, such as pilots' salaries, the purchase costs of Company-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses. Mr. Diller occasionally had family members or other guests accompany him on business and personal trips. While travel by family members or other guests does not result in any incremental cost to the Company.

(b)
Represents cash amounts paid upon the vesting of RSUs in 2013 for dividends credited to unvested RSUs granted prior to January 1, 2012.

(c)
In the case of Mr. Diller, represents the total amount of other benefits provided to him, none of which individually exceeded 10% of the total value of all perquisites and personal benefits. The total amount of other benefits provided reflects: (i) lease payments, parking, fuel, maintenance and other costs associated with Mr. Diller's personal use of an automobile leased and maintained by IAC and a cash car allowance, (ii) an allocation (based on square footage) of costs for the use of IAC office space by certain individuals who work for Mr. Diller personally, (iii) an allocation (based on the number of personal computers and communication devices supported by IAC) of costs relating to the use by such individuals of the Company's IT technical support and certain communication equipment and (iv) costs incurred for Mr. Diller's personal use of other car services.

Grants of Plan-Based Awards in 2013

        The table below provides information regarding all IAC stock options and RSUs granted to our named executives in 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares or Stock or Units (#)(1)		All Other Option Awards: Number of Securities Underlying Options (#)(1)		Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Barry Diller	—	—		—		—	—
Gregory R. Blatt	5/3/2013	84,998	(4)	—		—	$4,000,006
	5/3/2013	—		352,037	(5)(6)	$47.06	$4,016,742
Victor A. Kaufman	4/2/2013	7,760	(7)	—		—	$349,976
Jeffrey W. Kip	5/3/2013	15,937	(4)	—		—	$749,995
	5/3/2013	—		66,007	(5)	$47.06	$753,140
Gregg Winiarski	5/3/2013	10,625	(4)	—		—	$500,013
	5/3/2013	—		44,005	(5)	$47.06	$502,097

(1)
For information on the treatment of IAC stock options and RSUs upon a termination of employment or a change in control of IAC, see the discussion under Estimated Potential Payments Upon Termination or Change in Control of IAC beginning on page 31.

(2)
The exercise price is equal to the market value of IAC common stock on the grant date.

(3)
In the case of IAC RSU awards, reflects the dollar value of the awards, calculated by multiplying the closing market price of IAC common stock on the grant date by the number of IAC RSUs awarded.

In the case of IAC stock options, the amounts in the table above represent the grant date fair value of the options using the Black-Scholes option pricing model, assuming cash dividends. The Black-Scholes option pricing model incorporates various assumptions, including expected volatility (based on the historical volatility of IAC common stock), risk-free interest rates (based on U.S. Treasury yields for notes with terms comparable to those of the stock options) and expected term (based on our historical experience and on the terms and conditions of IAC stock options granted to employees). The assumptions used to calculate the amounts in the table above are as follows: expected volatility (29%), risk-free interest rate (1.1710%), expected term (7.15 years) and dividend yield (2.04%).

(4)
These IAC RSU awards vest: (i) in the case of Mr. Blatt, in two equal installments on May 3, 2015 and 2016, and (ii) in the case of Messrs. Kip and Winiarski, in two equal installments on May 3, 2016 and 2017, subject in all cases to continued employment.

(5)
These IAC stock options vested/vest in four equal installments on May 3, 2014, 2015, 2016 and 2017, subject to continued employment.

(6)
As discussed under Compensation Discussion and Analysis—2013 Employment Agreement on page 22, in connection with his new employment arrangement for his role as Chairman of The Match Group, Mr. Blatt agreed to forfeit of all of these IAC stock options upon the grant of the Subsidiary Options in 2014.

(7)
These IAC RSUs vested/vest in equal installments on April 2, 2014, 2015 and 2016, subject to continued employment.

 Outstanding Equity Awards at 2013 Fiscal Year-End

        The table below provides information regarding IAC equity awards held by our named executives on December 31, 2013. The market value of all IAC RSU awards is based on the closing price of IAC common stock on December 31, 2013 ($68.65).

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#)(1)	Number of securities underlying unexercised options (#)(1)		Option exercise price ($)(1)	Option expiration date(1)	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(2)
	(Exercisable)	(Unexercisable)
Barry Diller	5,788	—		$31.06	6/7/15	—	—
	699,946	—		$41.81	6/7/15	—	—
	150,000	150,000	(3)	$31.89	4/20/21	—	—
Gregory R. Blatt(4)	562,500	187,500	(5)	$32.00	12/22/20	—	—
	—	352,037	(6)(7)	$47.06	5/3/23	—	—
	—	—		—	—	178,748	$12,271,051
Victor A. Kaufman	190,972	—		$22.70	4/9/18	—	—
	190,971	—		$25.31	4/9/18	—	—
	200,000	87,500	(8)	$21.60	2/16/20	—	—
	100,000	100,000	(3)	$30.90	3/30/21	—	—
	—	—		—	—	12,513	$859,017
Jeffrey W. Kip	—	150,000	(9)	$49.10	3/14/22	—	—
	—	50,000	(9)	$60.00	3/14/22	—	—
	—	66,007	(6)	$47.06	5/3/23	—	—
	—	—		—	—	15,937	$1,094,075
Gregg Winiarski	45,833	—		$20.05	1/31/18	—	—
	50,000	—		$16.28	12/17/18	—	—
	75,000	25,000	(8)	$21.60	2/16/20	—	—
	100,000	100,000	(3)	$30.90	3/30/21	—	—
	43,750	131,250	(10)	$45.78	2/2/22	—	—
	—	44,005	(6)	$47.06	5/3/23	—	—
	—	—		—	—	10,625	$729,406

(1)
As a result of the spin-off transaction completed by the Company in August 2008, on December 31, 2013, Mr. Diller held the following options (all vested) to purchase common stock of HSN, Inc. ("HSNi"), Interval Leisure Group, Inc. ("Interval"), Live Nation Entertainment, Inc. (previously known as Ticketmaster Entertainment and Ticketmaster ("Live Nation")) and Tree.com, Inc. ("Tree.com"):

	Option Expiration Date	Number of Options (#)	Option Exercise Price ($)
HSNi	6/7/15	279,978	$34.32
Interval	6/7/15	479,963	$28.55
	6/7/15	279,978	$38.43
Live Nation	6/7/15	707,644	$29.68
	6/7/15	412,791	$39.95
Tree.com	6/7/15	79,986	$15.01
	6/7/15	46,658	$20.20

Any value realized upon the exercise of HSNi, Interval, Live Nation and Tree.com stock options by Mr. Diller is treated for tax purposes as compensation payable to him in his capacity as Chairman and Senior Executive of the Company. None of Messrs. Blatt, Kaufman, Kip nor Winiarski held any HSNi, Interval, Live Nation or Tree stock options on December 31, 2013.

(2)
The table below provides the following information regarding IAC RSUs held by our named executives on December 31, 2013: (i) the grant date of each award, (ii) the number of IAC RSUs outstanding, (iii) the market value of IAC RSUs outstanding as of December 31, 2013, (iv) the vesting schedule for each award, and (v) the total number of IAC RSUs that vested/are scheduled to vest in each of the fiscal years ending December 31, 2014, 2015, 2016 and 2017. Pursuant to the terms of the related award agreements, unvested RSUs granted prior to January 1, 2012 are credited with cash for ordinary cash dividends (in an amount equal to the number of unvested RSUs outstanding on the applicable record date, multiplied by the applicable dividend rate). These amounts are paid upon the vesting of the underlying RSUs.

	Number of Unvested IAC RSUs as of 12/31/13 (#)	Market Value of Unvested IAC RSUs as of 12/31/13 ($)
			Vesting Schedule (#)
Name and Grant Date			2014	2015	2016	2017
Barry Diller	—	—	—	—	—	—
Gregory R. Blatt
12/22/10(a)	93,750	$6,435,938	93,750	—	—	—
5/3/13(b)	84,998	$5,835,113	—	42,499	42,499	—
Victor A. Kaufman
3/15/12	4,753	$326,293	2,376	2,377	—	—
4/2/13	7,760	$532,724	2,586	2,587	2,587	—
Jeffrey W. Kip
5/3/13	15,937	$1,094,075	—	—	7,968	7,969
Gregg Winiarski
5/3/13	10,625	$729,406	—	—	5,312	5,313

(a)
The number of IAC RSUs in the table above is equal the maximum number of IAC RSUs that could vest pursuant to the terms of this award as of December 31, 2013, which is equal to 375,000 (the maximum number of RSUs that could ultimately vest pursuant to the terms of the award less 281,250 IAC RSUs that previously vested (see footnote 4 to the 2013 Option Exercises and Stock Vested Table)).

Pursuant to the terms of this award, the actual number of remaining IAC RSUs to be earned and vested on December 1, 2014 (the last vesting date) will be based on the average of our stock price over the twenty trading days preceding December 1, 2014 (subject to a maximum of $45.00 and a minimum of $15.00), divided by our stock price on the grant date ($29.97), with the total number of IAC RSUs ultimately earned and vested over the life of the award to be no more 375,000. We refer to these IAC RSUs in this Proxy Statement as the "2010 IAC RSUs."
(3)
These IAC stock options vested/vest in equal installments (with each installment representing 25% of the initial award) on February 15, 2014 and 2015, subject to continued employment.

(4)
Excludes vested options to purchase 32 shares of common stock of Match with an exercise price equal to the fair market value of Match on the grant date. We refer to these options in this Proxy Statement as the "Match Options."

(5)
These IAC stock options vest in one remaining installment (representing 25% of the initial award) on December 1, 2014, subject to continued employment. We refer to these IAC stock options in this Proxy Statement as the "2010 IAC Stock Options."

(6)
These IAC stock options vested/vest in four equal installments on May 3, 2014, 2015, 2016 and 2017, subject to continued employment.

(7)
As discussed under Compensation Discussion and Analysis—2013 Employment Agreement on page 22, in connection with his new employment arrangement for his role as Chairman of The Match Group, Mr. Blatt agreed to forfeit of all of these IAC stock options upon the grant of the Subsidiary Options in 2014.

(8)
These IAC stock options vested in one remaining installment (representing 25% of the initial award) on February 16, 2014.

(9)
These IAC stock options vested/vest in equal installments (with each installment representing one-third of the initial award) on March 14, 2014, 2015 and 2016, subject to continued employment.

(10)
These IAC stock options vested/vest in equal installments (with each installment representing 25% of the initial award) on February 2, 2014, 2015 and 2016, subject to continued employment.

2013 Option Exercises and Stock Vested

        The table below provides information regarding the number of shares acquired by our named executives upon the exercise of stock options and the vesting of IAC RSU awards in 2013 and the related value realized, excluding the effect of any applicable taxes.

Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)(2)
Barry Diller	—	—	—	—
Gregory R. Blatt(3)	536,460	$20,920,599	97,566	$5,581,751	(4)
Victor A. Kaufman	125,000	$4,946,250	2,376	$103,404
Jeffrey W. Kip	—	—	20,000	$868,200
Gregg Winiarski	40,000	$1,644,950	—	—

(1)
Represents the difference between the exercise price of the IAC stock options and the fair market value per share (as defined in the applicable stock and annual incentive plan) of IAC common stock at the time of exercise.

(2)
Represents the closing price of IAC common stock on the vesting date, multiplied by the number of IAC RSUs so vesting.

(3)
In March 2013, Mr. Blatt exercised all of his 2009 Match Options (defined below), receiving a gross payment in the amount of approximately $23.4 million, which amount (net of the exercise price and amounts withheld for taxes) was settled by way of the delivery of shares of Company stock. The amount of the gross payment to Mr. Blatt represented the fair market value of these options as determined by the Compensation and Human Resources Committee following the receipt of advice from an independent investment bank.

The 2009 Match Options consisted of options to purchase 100 and 50 shares of common stock of Match with exercise prices equal to fair market value and 200% of fair market value, respectively, on the grant date, which were granted to Mr. Blatt in 2009 in his capacity as the then Chief Executive Officer of Match.

(4)
Mr. Blatt also received a cash payment in the amount of $175,619 upon the vesting of his RSUs in 2013 for 2011, 2012 and 2013 dividends credited to his unvested RSUs.

Estimated Potential Payments Upon Termination or Change in Control of IAC

        Certain of our employment agreements, equity award agreements and/or omnibus stock and annual incentive plans entitle our named executives to continued base salary payments, the acceleration of the vesting of IAC equity awards and/or extended post-termination exercise periods for IAC stock options upon certain terminations of the named executive's employment and/or in the event of a change in control of IAC. These arrangements are described below as they would have applied to each named executive on December 31, 2013.

        Certain amounts that would become payable to our named executives upon the events described above (as and if applicable), assuming that the relevant event occurred on December 31, 2013, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the named executive's base salary and the number of IAC RSU and IAC stock option awards outstanding on December 31, 2013 and the closing price of IAC common stock ($68.65) on December 31, 2013. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon a termination of employment, including payments for accrued vacation time and outplacement services, will generally be payable to named executives.

  Mr. Diller

        Upon a termination without cause or due to death or disability or a resignation for good reason on December 31, 2013, in accordance with the agreement governing Mr. Diller's 2005 stock options, all of Mr. Diller's vested and outstanding stock options governed by such agreement (705,734 IAC stock options, 279,978 HSNi stock options, 759,941 Interval stock options, 1,120,435 Live Nation stock options and 126,644 Tree.com stock options) would have remained outstanding and exercisable through December 31, 2014. For Mr. Diller, "good reason" is defined as a reduction in his base salary, a relocation outside of the metropolitan New York City area or a material and demonstrable adverse change in the nature and scope of his duties from those in effect on June 7, 2005, in each case, without his written consent.

        No payments would have been made to Mr. Diller pursuant to any agreement between the Company and Mr. Diller upon a change in control of IAC on December 31, 2013. Upon a termination without cause or resignation for good reason following a change in control of IAC on December 31, 2013, in accordance with the applicable omnibus stock and incentive plan and the related award agreement, the vesting of all then outstanding IAC stock options held by Mr. Diller would have been accelerated.

        Under the Equity and Bonus Compensation Agreement, dated August 24, 1995, between IAC and Mr. Diller, we agreed that to the extent any payment or distribution by IAC to or for the benefit of Mr. Diller (whether under the terms of the related agreement or otherwise) would be subject to the excise tax imposed by §4999 of the Internal Revenue Code, or any interest or penalties are incurred by Mr. Diller with respect to such excise tax, then Mr. Diller would be entitled to a gross-up payment covering the excise taxes and related interest and penalties. Given the payments Mr. Diller would receive upon an assumed change in control of IAC at the end of 2013, the Company does not believe that any excise tax would be imposed or that any gross-up would be required.

  Mr. Blatt

        Upon a termination without cause or resignation for good reason on December 31, 2013, pursuant to the terms of his new employment agreement for his role as Chairman of The Match Group, Mr. Blatt would have been entitled:

  •
  to receive twelve months of his base salary, subject to compliance with post-termination confidentiality, non-competition (12 months), non-solicitation of employees (18 months), non-solicitation of business partners (12 months) and assignment of certain employee developments covenants, and subject to offset for any amounts earned from other employment during the severance period;

  •
  to the partial vesting of IAC RSU and IAC stock option awards in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve-month period following such termination of employment;

  •
  to continue to have the ability to exercise his vested IAC stock options and Match Options through June 30, 2015; and

  •
  in the case of the 2010 IAC RSUs, to the vesting of a number of RSUs equal to 250,000 times the Market Ratio (as defined below) less 281,250 (the number of 2010 IAC RSUs that previously vested), subject to a maximum of 93,750 RSUs.

        For purposes of the acceleration rights described above, "Market Ratio" means the average of the closing prices of IAC common stock on the twenty trading days immediately preceding the applicable vesting date (subject to a maximum of $45.00 and a minimum of $15.00), divided by $29.97.

        No payments would have been made to Mr. Blatt pursuant to any agreement between the Company and Mr. Blatt upon a change in control of IAC on December 31, 2013. Upon a termination without cause or resignation for good reason following a change in control of IAC on December 31, 2013, in accordance with our omnibus stock and annual incentive plans and the related award agreements, the vesting of all then outstanding IAC RSUs and IAC stock options held by Mr. Blatt would have been accelerated.

        For Mr. Blatt, "good reason" means actions taken by the Company resulting in a material negative change in the employment relationship, which include: (i) requiring Mr. Blatt to report to any person other than Barry Diller (in his capacity as IAC's Chairman), (ii) a material diminution in title or the assignment of duties and responsibilities to, or limitation on duties of, Mr. Blatt inconsistent with his position as Chairman of The Match Group, (iii) the failure of the senior executives of each of the businesses in The Match Group to report solely and directly to Mr. Blatt, (iv) a material change in the business composition of The Match Group without Mr. Blatt's consent, (v) any material reduction in his base salary, (vi) the relocation of Mr. Blatt's principal place of employment outside of New York, NY, or (vii) any other action or inaction that constitutes a material breach by IAC of the employment agreement between the Company and Mr. Blatt or any of the agreements relating to Mr. Blatt's IAC equity or IAC subsidiary equity awards, in each case, without the written consent of Mr. Blatt or that is not promptly cured after notice.

        In addition, upon Mr. Blatt's voluntary resignation on December 31, 2013, pursuant to the terms of his new employment agreement, he would have been entitled to same benefits as in the case of a termination without cause or resignation for good reason on December 31, 2013; provided, however, that in lieu of twelve months of his base salary, Mr. Blatt would have been entitled to receive an amount equal to one million dollars less all base salary paid through the date of his voluntary resignation, subject to compliance with the same restrictive covenants listed above and to offset for any amounts earned from other employment during the severance period. As discussed under Compensation Discussion and Analysis—2013 Employment Agreement on page 22, these benefits are the same benefits to which Mr. Blatt would have been entitled under his old employment agreement as in effect immediately prior to the Effective Date of his new employment agreement.

  Mr. Kaufman

        Upon a termination without cause or resignation for good reason on December 31, 2013, pursuant to the terms of his amended employment agreement, Mr. Kaufman would have been entitled to:

  •
  the partial vesting of IAC RSU and IAC stock option awards in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve-month period following such termination of employment; and

  •
  continue to have the ability to exercise his vested IAC stock options through June 30, 2015.

        Upon a change in control of IAC on December 31, 2013, in accordance with our omnibus stock and annual incentive plans and the related award agreement, the vesting of 87,500 IAC stock options held by Mr. Kaufman would have been accelerated. Upon a termination without cause or resignation for good reason following a change in control of IAC on December 31, 2013, in accordance with our omnibus stock and annual incentive plans and the related award agreements, the vesting of all then outstanding IAC RSUs and IAC stock options held by Mr. Kaufman would have been accelerated. For Mr. Kaufman, "good reason" means a material breach of his amended employment agreement by the Company that it fails to remedy.

  Mr. Kip

        Upon a termination without cause or resignation for good reason on December 31, 2013, pursuant to the terms of his employment agreement, Mr. Kip would have been entitled to receive twelve months of his base salary, subject to the execution and non-revocation of a release and compliance with post-termination confidentiality, non-competition (12 months), non-solicitation of employees (18 months), non-solicitation of business partners (12 months) and assignment of certain employee developments covenants, and subject to offset for any amounts earned from other employment during the severance period.

        No payments would have been made to Mr. Kip pursuant to any agreement between the Company and Mr. Kip upon a change in control of IAC on December 31, 2013. Upon a termination without cause or resignation for good reason following a change in control of IAC on December 31, 2013, in accordance with our omnibus stock and annual incentive plans and the related award agreements, the vesting of all then outstanding IAC RSUs and IAC stock options held by Mr. Kip would have been accelerated.

        For Mr. Kip, "good reason" means actions taken by the Company resulting in a material negative change in the employment relationship, which actions include: (i) a material diminution in the authorities, duties or responsibilities of the reporting officer, (ii) a material reduction in his title, duties or level of responsibilities (including any circumstances under which the Company is no longer publicly traded and is controlled by another company), (iii) a material reduction in his base salary, (iv) a relocation of his principal place of employment outside of the New York City metropolitan area or

(v) any other action or inaction that constitutes a material breach by the Company of his employment agreement, in each case, without the written consent of Mr. Kip or that is not cured promptly after notice.

  Mr. Winiarski

        Upon a termination without cause or resignation for good reason on December 31, 2013, pursuant to the terms of his employment agreement, Mr. Winiarski would have been entitled to:

  •
  receive twelve months of his base salary, subject to the execution and non-revocation of a release and compliance with post-termination confidentiality, non-solicitation of employees (18 months), non-solicitation of business partners (12 months) and assignment of certain employee developments covenants, and subject to offset for any amounts earned from other employment during the severance period;

  •
  the partial vesting of IAC RSU and IAC stock option awards in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve-month period following such termination of employment; and

  •
  continue to have the ability to exercise his vested IAC stock options through June 30, 2015.

        Upon a change in control of IAC on December 31, 2013, in accordance with our omnibus stock and annual incentive plans and the related award agreement, the vesting of 25,000 IAC stock option awards held by Mr. Winiarski would have been accelerated. Upon a termination without cause or resignation for good reason following a change in control of IAC on December 31, 2013, in accordance with our omnibus stock and annual incentive plans and the related award agreements, the vesting of all then outstanding IAC RSUs and IAC stock options held by Mr. Winiarski would have been accelerated.

        For Mr. Winiarski, "good reason" includes: (i) a material adverse change in his title, duties or level of responsibilities, (ii) a material reduction in his base salary, (iii) a material relocation of his principal place of employment outside of the New York City metropolitan area, and (iv) a material adverse change in reporting structure such that he is no longer reporting to a Company officer with a title of Executive Vice President or above that reports to the Company's Chairman or Vice Chairman, in each case, without the written consent of Mr. Winiarski or that is not cured promptly after notice.

Name and Benefit	Termination of Employment Without Cause or Resignation for Good Reason		Change in Control of IAC		Termination of Employment Without Cause or Resignation for Good Reason During the Two Year Period Following a Change in Control of IAC
Barry Diller
Continued Salary	—		—		—
Market Value of IAC RSUs that would vest	—		—		—
Market Value of IAC stock options that would vest(1)	—		$5,514,000	(2)	$5,514,000	(3)

Total Estimated Incremental Value	—		$5,514,000		$5,514,000

Gregory R. Blatt
Continued Salary	$500,000		—		$500,000
Market Value of IAC RSUs that would vest	$6,604,688	(4)	—		$12,439,801	(6)
Market Value of IAC stock options that would vest(1)	$8,771,989	(5)	—		$14,472,354	(3)

Total Estimated Incremental Value	$15,876,677		—		$27,412,155

Victor A. Kaufman
Continued Salary	—		—		—
Market Value of IAC RSUs that would vest	$340,641	(4)	—		$859,017	(6)
Market Value of IAC stock options that would vest(1)	$6,004,375	(5)	$4,116,875	(2)	$7,891,875	(3)

Total Estimated Incremental Value	$6,345,016		$4,116,875		$8,750,892

Jeffrey W. Kip
Continued Salary	$575,000		—		$575,000
Market Value of IAC RSUs that would vest	—		—		$1,094,075	(6)
Market Value of IAC stock options that would vest(1)	—		—		$4,790,091	(3)

Total Estimated Incremental Value	$575,000		—		$6,459,166

Gregg Winiarski					—
Continued Salary	$500,000		—		$500,000
Market Value of IAC RSUs that would vest	—		—		$729,406	(6)
Market Value of IAC stock options that would vest(1)	$4,301,825	(5)	$1,176,250	(2)	$8,903,006	(3)

Total Estimated Incremental Value	$4,801,825		$1,175,250		$10,132,412

(1)
Represents the difference between the closing price of IAC common stock ($68.65) on December 31, 2013 and the exercise prices of all in-the-money IAC stock options accelerated upon the occurrence of the relevant event specified above, multiplied by the number of stock options so accelerated.

(2)
Represents the accelerated vesting of 150,000, 87,500 and 25,000 IAC stock options held by Messrs. Diller, Kaufman and Winiarski, respectively, upon a change in control of IAC on December 31, 2013 in accordance with the terms of these awards and our omnibus stock and annual incentive plans.

(3)
Represents the value of IAC stock options that would have vested upon a change in control of IAC and, in the case of Messrs. Kaufman, Kip and Winiarski, a subsequent termination of employment without cause or resignation for good reason following such change in control of IAC, in all cases, on December 31, 2013 in accordance with the terms of these awards and our omnibus stock and annual incentive plans.

(4)
Represents the value of IAC RSUs (and, in the case of Mr. Blatt only, related dividend credits) that would have otherwise vested upon a termination of employment without cause or resignation for good reason in accordance with the terms of these awards during the twelve-month period following the relevant event.

(5)
Represents the value of IAC stock options that would have otherwise vested upon a termination of employment without cause or resignation for good reason in accordance with the terms of these awards during the twelve-month period following the relevant event.

(6)
Represents the value of IAC RSUs (and, in the case of Mr. Blatt only, related dividend credits) that would have vested upon a termination of employment without cause or resignation for good reason following a change in control of IAC on December 31, 2013 in accordance with the terms of these awards and our omnibus stock and annual incentive plans.

Equity Compensation Plan Information

        Securities Authorized for Issuance Under Equity Compensation Plans.    The following table summarizes information, as of December 31, 2013, regarding IAC equity compensation plans pursuant to which grants of IAC stock options, IAC RSUs or other rights to acquire shares may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(2)	9,161,249	(3)	$37.04	13,938,977
Equity compensation plans not approved by security holders	—		—	—
Total	9,161,249	(3)	$37.04	13,938,977	(4)

(1)
Information excludes: (i) 31,478 shares issuable upon the exercise of outstanding IAC stock options with a weighted-average exercise price of $23.06, which were granted pursuant to plans assumed by IAC in connection with acquisitions and under which no securities remain available for future issuance, and (ii) 1,769,913 shares that have been reserved and may be issuable upon the settlement of subsidiary-level phantom equity awards, based on the estimated values of such awards as of December 31, 2013.

(2)
These plans primarily include the 2013, 2008 and 2005 Stock and Annual Incentive Plans (approved by security holders), as well as IAC's Non-Employee Director Deferred Compensation Plans.

(3)
Includes an aggregate of: (i) up to 1,014,396 shares issuable upon the vesting of IAC RSUs (including performance-based RSU awards, with the total number of shares included above assuming the maximum potential payout); (ii) 104,296 shares underlying share units credited to accounts as of December 31, 2013 under IAC's Non-Employee Director Deferred Compensation Plans and (iii) 8,042,557 shares issuable upon the exercise of outstanding IAC stock options.

(4)
Reflects 15,708,890 shares that remain available for future issuance under the plans described in footnote 2 above less 1,769,913 shares that have been reserved and may be issuable upon the settlement of subsidiary-level phantom equity awards, based on the estimated values of such awards as of December 31, 2013.

DIRECTOR COMPENSATION

        Non-Employee Director Compensation Arrangements.    The Nominating Committee has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align directors' interests with those of our stockholders. Arrangements in effect during 2013 provide that: (i) each member of the Board receive an annual retainer in the amount of $50,000, (ii) each member of the Audit and Compensation and Human Resources Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit and Compensation and Human Resources Committees receive an additional annual chairperson retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears.

        In addition, these arrangements also provide that each non-employee director receive a grant of IAC RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of IAC's annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal annual installments commencing on the first anniversary of the grant date, (ii) cancellation and forfeiture of unvested RSUs in their entirety upon termination of Board service and (iii) full acceleration of vesting upon a change in control of IAC. The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at IAC Board and Board Committee meetings.

        Deferred Compensation Plan for Non-Employee Directors.    Under IAC's Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their Board and Board Committee fees. Eligible directors who defer all or any portion of these fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of IAC common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on IAC common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase Bank. After a director ceases to be a member of the Board, he or she will receive: (i) with respect to share units, such number of shares of IAC common stock as the share units represent, and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments are generally made in a one lump sum installment.

        2013 Non-Employee Director Compensation.    The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2013 and (ii) the grant date fair value of IAC RSU awards granted in 2013.

	Fees Earned
Name	Fees Paid in Cash ($)	Fees Deferred ($)(1)	Stock Awards($)(2)	Total($)(3)
Edgar Bronfman, Jr.(4)	—	$50,000	$249,969	$299,969
Chelsea Clinton(4)	—	$50,000	$249,969	$299,969
Sonali De Rycker(4)	—	$50,000	$249,969	$299,969
Michael D. Eisner(4)	$50,000	—	$249,969	$299,969
Donald R. Keough(4)	—	$55,000	$249,969	$304,969
Bryan Lourd(4)	—	$60,000	$249,969	$309,969
Arthur C. Martinez(4)	$75,000	—	$249,969	$324,969
David Rosenblatt(4)	$55,000	—	$249,969	$304,969
Alan G. Spoon(4)	—	$80,000	$249,969	$329,969
Alexander von Furstenberg(4)	—	$50,000	$249,969	$299,969
Richard F. Zannino(4)	$60,000	—	$249,969	$309,969

(1)
Represents the dollar value of fees deferred in the form of share units and/or cash by the relevant director under IAC's Deferred Compensation Plan for Non-Employee Directors. Pursuant to the terms of the plan, share units are credited with the number of share units that could have been purchased with the dollar amount of ordinary cash dividends payable on the number of share units outstanding, with each share unit being treated as if it was one share of IAC common stock. These share units are settled at the same time as the underlying share units (after the relevant director leaves the Board). Pursuant to the plan, share units held by each of Messrs. Bronfman, Keough, Lourd, Rosenblatt, Spoon and von Furstenberg and Ms. Clinton and Ms. De Rycker were credited with share units with a value of approximately $19,280, $24,232, $17,682, $4,832, $24,406, $2,711, $1,391 and $695, respectively, for cash dividends paid in 2013.

(2)
Amounts presented represent the grant date fair value of these IAC RSU awards, which was calculated using the closing price of IAC common stock on the grant date.

(3)
The differences in the amounts shown above among directors reflect, as applicable, Committee service (or lack thereof), which varies among directors.

(4)
The following table provides the number of IAC RSUs held by each current non-employee director on December 31, 2013:

Director	RSUs(a)
Edgar Bronfman, Jr.	11,368
Chelsea Clinton	11,047
Sonali De Rycker	11,047
Michael D. Eisner	14,137
Donald R. Keough	11,368
Bryan Lourd	11,368
Arthur C. Martinez	11,368
David Rosenblatt	11,368
Alan G. Spoon	11,368
Alexander von Furstenberg	11,368
Richard F. Zannino	11,368

(a)
Directors received cash amounts paid upon the vesting of RSUs in 2013 for 2011, 2012 and 2013 dividends credited to unvested RSUs granted prior to January 1, 2012. Total cash amounts paid as a result of these credits in 2013 were $7,842 for each of Messrs. Bronfman, Keough, Lourd, Martinez, Rosenblatt, Spoon, von Furstenberg and Zannino, $6,148 for Mr. Eisner and $3,231 for each of Ms. Clinton and Ms. De Rycker.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents, as of April 24, 2014, information relating to the beneficial ownership of IAC common stock and IAC Class B common stock by: (1) each person known by IAC to own beneficially more than 5% of the outstanding shares of IAC common stock and Class B common stock, (2) each current director and director nominee, (3) each named executive and (4) all current directors and named executives of IAC as a group. As of April 24, 2014, there were 77,392,929 and 5,789,499 shares of IAC common stock and Class B common stock, respectively, outstanding.

        Unless otherwise indicated, the beneficial owners listed below may be contacted at IAC's corporate headquarters located at 555 West 18th Street, New York, New York 10011. For each listed person, the number of shares of IAC common stock and percent of such class listed assumes the conversion or exercise of any IAC equity securities owned by such person that are or will become convertible or exercisable, and the vesting of any IAC RSUs and/or IAC stock options that will vest, within 60 days of April 24, 2014, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of IAC Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of IAC common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of IAC common stock and ten votes for each share of IAC Class B common stock.

	IAC Common Stock			IAC Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned		% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
Boston Partners	5,431,925	(1)	7.0%	—	—	4.0%
One Beacon Street
Boston, MA 02108
The Vanguard Group.	4,545,589	(1)	5.9%	—	—	3.4%
100 Vanguard Blvd.
Malvern, PA 19355
Wellington Management Company, LLP.	6,308,508	(1)	8.2%	—	—	4.7%
280 Congress Street
Boston, MA 02210
Barry Diller	6,721,944	(2)	8.0%	5,789,499	100%	43.2%
Gregory R. Blatt	880,098	(3)	1.1%	—	—	*
Edgar Bronfman, Jr.	60,543	(4)	*	—	—	*
Chelsea Clinton	7,830	(5)	*	—	—	*
Sonali De Rycker	6,032	(6)	*	—	—	*
Michael D. Eisner	19,172	(7)	*	—	—	*
Victor A. Kaufman	904,174	(8)	1.2%	—	—	*
Donald R. Keough	123,836	(9)	*	—	—	*
Jeffrey W. Kip	88,422	(10)	*	—	—	*
Bryan Lourd	12,022	(11)	*	—	—	*
Arthur C. Martinez	4,237	(12)	*	—	—	*
David Rosenblatt	44,355	(13)	*	—	—	*
Alan G. Spoon	79,689	(14)	*	—	—	*
Alexander von Furstenberg	44,355	(15)	*	—	—	*
Gregg Winiarski	454,705	(16)	*	—	—	*
Richard F. Zannino	37,173	(17)	*	—	—	*
All current named executive officers and directors as a group (15 persons)	8,608,489		10.1%	5,789,499	100%	44.1%

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based upon information regarding IAC holdings reported by way of a Schedule 13G filed with the SEC on February 12, 2014 in the case of Boston Partners (formerly known as Robeco Investment Management, Inc.), by way of Amendment No. 1 to a Schedule 13G filed with the SEC on February 11, 2014 in the case of The Vanguard Group ("Vanguard") and by way of Amendment No. 3 to a Schedule 13G filed with the SEC on February 14, 2014 in the case of Wellington Management Company, LLP ("Wellington Management").

  Boston Partners beneficially owns the IAC holdings disclosed in the table above in its capacity as an investment adviser for the discretionary account of certain clients. Boston Partners has sole voting power, shared voting power and sole dispositive power over 4,399,582, 35,400 and 5,431,925 shares of IAC common stock, respectively, and no shared dispositive power over any shares of IAC common stock.

  Vanguard beneficially owns the IAC holdings disclosed in the table above in its capacity as an investment adviser and investment manager. Vanguard has sole voting power, sole dispositive power and shared dispositive power over 48,593, 4,502,896 and 42,693 shares of IAC common stock, respectively, and no shared voting power over any shares of IAC common stock.

  Wellington Management beneficially owns the IAC holdings disclosed in the table above in its capacity as an investment adviser for its clients. Wellington Management has shared voting power and shared dispositive power over 4,054,316 and 6,308,508 shares of IAC common stock, respectively, no sole voting and no sole dispositive power over any shares of IAC common stock.

(2)
Consists of: (i) 5,789,499 shares of IAC Class B common stock (which are convertible on a one-for-one basis into shares of IAC common stock) held directly by Mr. Diller, (ii) 1,711 shares of IAC common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership and (iii) options to purchase 930,734 shares of IAC common stock.

(3)
Consists of: (i) 317,598 shares of IAC common stock held directly by Mr. Blatt and (ii) options to purchase 562,500 shares of IAC common stock.

(4)
Consists of: (i) 48,806 shares held directly by Mr. Bronfman, (ii) 5,375 shares of IAC common stock held for the benefit of Mr. Bronfman in an individual retirement account, (iii) 2,125 shares of IAC common stock held by Mr. Bronfman in his capacity as custodian for his minor children and (iv) 4,237 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service. Mr. Bronfman disclaims beneficial ownership of the shares of IAC common stock described in (iii) above.

(5)
Consists of: (i) 5,986 shares of IAC common stock held directly by Ms. Clinton and (ii) 1,844 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(6)
Consists of: (i) 4,188 shares of IAC common stock held directly by Ms. De Rycker and (ii) 1,844 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(7)
Consists of: (i) 14,935 shares of IAC common stock held directly by Mr. Eisner and (ii) 4,237 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(8)
Consists of: (i) 84,731 shares of IAC common stock held directly by Mr. Kaufman and (ii) options to purchase 819,443 shares of IAC common stock.

(9)
Consists of: (i) 119,099 shares of IAC common stock held directly by Mr. Keough, (ii) 500 shares of IAC common stock held by Mr. Keough's spouse and (iii) 4,237 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service. Excludes shares of IAC common stock beneficially owned by Allen & Company LLC and/or its affiliates. Mr. Keough disclaims beneficial ownership of the shares of IAC common stock described in (ii) above and of all shares of IAC common stock beneficially owned by Allen & Company LLC and/or its affiliates.

(10)
Consists of: (i) 21,756 shares of IAC common stock held directly by Mr. Kip and (ii) options to purchase 66,666 shares of IAC common stock.

(11)
Consists of: (i) 7,785 shares of IAC common stock held directly by Mr. Lourd and (ii) 4,237 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(12)
Consists of 4,237 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(13)
Consists of: (i) 40,118 shares of IAC common stock held directly by Mr. Rosenblatt and (ii) 4,237 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(14)
Consists of: (i) 75,452 shares of IAC common stock held directly by Mr. Spoon and (ii) 4,237 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(15)
Consists of: (i) 40,118 shares of IAC common stock held directly by Mr. von Furstenberg and (ii) 4,237 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(16)
Consists of: (i) 21,372 shares of IAC common stock held directly by Mr. Winiarski and (ii) options to purchase 433,333 shares of IAC common stock shares of IAC common stock.

(17)
Consists of: (i) 32,936 shares of IAC common stock held directly by Mr. Zannino and (ii) 4,237 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock and other equity securities of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 2013.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

        The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, as amended, consistent with the Marketplace Rules, the terms "related person" and "transaction" are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Item 404"). During 2013, in accordance with this policy, Company management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the definition of "transaction" set forth in Item 404, and if so, review such transaction with the Audit Committee. In connection with such determinations, Company management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with IAC and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms' length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to IAC and/or the related person and (v) any other facts and circumstances that Company management or the Audit Committee deems appropriate.

Relationships Involving Significant Stockholders, Named Executive Officers and Directors

        Relationships Involving Mr. Diller.    Pursuant to an agreement between Mr. Diller and IAC, certain transfer restrictions apply to 1.5 million shares of IAC Class B common stock acquired by Mr. Diller in 2011, including a requirement that, until December 1, 2015 and except for transfers to certain permitted transferees, these shares must first be converted into IAC common stock in order to be transferred.

        In addition, pursuant to an amended and restated governance agreement between IAC and Mr. Diller, for so long as Mr. Diller serves as IAC's Chairman and Senior Executive, he generally has the right to consent to limited matters in the event that IAC's ratio of total debt to EBITDA (as defined in the governance agreement) equals or exceeds four to one over a continuous twelve-month period.

        In 2001, IAC and Mr. Diller entered into an agreement with respect to the construction of a screening room on Mr. Diller's property to assist Mr. Diller in connection with Company-related activities. Construction costs of approximately $1.8 million were paid by the Company and the agreement provides that under certain circumstances, including upon the termination of Mr. Diller's employment by IAC or its affiliates, Mr. Diller shall have the option to pay to IAC an amount equal to the depreciated book value of the construction costs to acquire the facilities.

        As discussed in the Compensation Discussion and Analysis on page 23, pursuant to the Company's Airplane Travel Policy, Mr. Diller is required to travel by Company-owned or chartered aircraft for both business and personal use. Mr. Diller reimbursed IAC approximately $135,000 for personal use of Company-owned aircraft in 2013.

        Relationships Involving Other Directors.    During 2013, an IAC business was billed for data licensing services provided by infoGroup, Inc. ("infoGroup") in the aggregate amount of approximately $402,000. infoGroup is a portfolio company of CCMP Capital Advisors, LLC, of which Mr. Zannino is a Managing Director and member of the firm's Investment Committee. The agreement pursuant to which the IAC business made these payments was entered into by the parties before Mr. Zannino began serving on the Board and before CCMP acquired infoGroup.

        In June 2010, Mr. Bronfman was part of a trial in the Trial Court in Paris involving six other individuals, including the former Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of Vivendi Universal. The other individuals faced various criminal charges and civil claims relating to Vivendi, including Vivendi's financial disclosures, the appropriateness of executive compensation and trading in Vivendi stock. Mr. Bronfman previously served as the Vice Chairman of Vivendi and faced a charge and claims relating to certain trading in Vivendi stock in January 2002. At the trial, the public prosecutor and the lead civil claimant both took the position that Mr. Bronfman should be acquitted. In January 2011, the court found Mr. Bronfman guilty of the charge relating to his trading in Vivendi stock, found him not liable to the civil claimants and imposed a fine of five million euros and a suspended sentence of fifteen months. Mr. Bronfman has appealed this judgment and believes that his trading in Vivendi stock was proper. The civil claimants have filed an appeal as to their civil claims. The appellate court has announced that it expects to issue its ruling on the appeals on May 19, 2014. Under French law, the penalty is suspended pending the final outcome of the case.

Relationships Involving IAC and Expedia

        Overview.    Since the completion of the spin-off of Expedia in August 2005 (the "Expedia Spin-Off"), IAC and Expedia have been related parties since they are under common control. In connection with and following the Expedia Spin-Off, IAC and Expedia entered into certain arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.

        Cost Sharing Arrangements.    Mr. Diller currently serves as Chairman and Senior Executive of both IAC and Expedia. In connection with the Expedia Spin-Off, IAC and Expedia had agreed, in light of Mr. Diller's senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller. These cost sharing arrangements currently provide that IAC and Expedia cover 65% and 35% of these costs, respectively, which both companies agree best reflects the allocation of actual time spent by Mr. Diller between the two companies. Expenses include costs for personal use of cars and equipment dedicated to Mr. Diller's use and expenses relating to Mr. Diller's support staff. During 2013, IAC billed Expedia for costs in the amount of approximately $377,000 pursuant to these arrangements.

        Aircraft Arrangements.    Through January 31, 2013, each of IAC and Expedia had a 50% ownership interest in an aircraft that was used by both companies (the "Initial Aircraft"). On February 1, 2013, Expedia and IAC completed the purchase of an additional aircraft in which each company has a 50% ownership interest (the "Additional Aircraft," and together with the Initial Aircraft, the "Aircraft"). Each of Expedia and IAC paid 50% of the total $46.5 million purchase price and related costs for the Additional Aircraft, which became available for use by both companies in August 2013.

        IAC and Expedia entered into an amended and restated operating agreement that allocates the costs of operating and maintaining the Aircraft between the parties. Fixed costs are allocated 50% to each company and variable costs are allocated based on usage. These costs are generally paid by each company to third parties in accordance with the terms of the amended and restated operating agreement.

        In the event Mr. Diller ceases to serve as Chairman of either IAC or Expedia, each of IAC and Expedia will have a put right (to the other party) with respect to its owned interest in the aircraft that it does not primarily use (with such determination to be based on relative usage over the twelve (12) months preceding such event), in each case, at fair market value for the aircraft in question.

        Members of the flight crew for the Aircraft are employed by an entity in which each of IAC and Expedia has a 50% ownership interest. IAC and Expedia have agreed to share costs relating to flight crew compensation and benefits pro rata according to each company's respective usage of the Aircraft, for which they are separately billed by the entity described above. During 2013, total payments in the amount of approximately $1,077,000 were made to this entity by IAC.

        Commercial Agreements.    In connection with and following the Expedia Spin-Off, certain IAC businesses entered into commercial agreements with certain Expedia businesses. IAC believes that these arrangements are ordinary course and have been negotiated at arm's length. In addition, IAC believes that none of these arrangements, whether taken individually or in the aggregate, constitute a material contract to IAC. None of these arrangements, whether taken individually or together with similar agreements, involved payments to or from IAC and its businesses in excess of $120,000 in 2013.

ANNUAL REPORTS

        Upon written request to the Corporate Secretary, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, IAC will provide without charge to each person solicited a printed copy of IAC's 2013 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.iac.com. IAC will furnish requesting stockholders with any exhibit to its 2013 Annual Report on Form 10-K upon payment of a reasonable fee.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2015 ANNUAL MEETING

        Eligible stockholders who intend to have a proposal considered for inclusion in IAC's proxy materials for presentation at the 2015 Annual Meeting of Stockholders must submit the proposal to IAC at its corporate headquarters no later than January 6, 2015, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Eligible stockholders who intend to present a proposal at the 2015 Annual Meeting of Stockholders without inclusion of the proposal in IAC's proxy materials are required to provide notice of such proposal to IAC no later than March 23, 2015. IAC reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice or set of printed proxy materials to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as "householding," reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one copy of the Notice or one set of our printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided.

        Once you have received notice that your broker or IAC will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate copy of the Notice and/or set of our printed proxy materials by sending a written request to Investor Relations, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, or by calling 1.212.314.7400. Upon request, IAC undertakes to deliver such materials promptly.

        If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate Notice and/ or set of our printed proxy materials or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice and/or set of our printed proxy materials, please notify your broker if you hold your shares in street name or IAC if you are a stockholder of record. You can notify us by sending a written request to Investor Relations, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, or by calling 1.212.314.7400.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 18, 2014.

        The Proxy Statement and the 2013 Annual Report on Form 10-K are available at http://www.proxyvote.com beginning on May 6, 2014.

New York, New York
May 6, 2014

Appendix A

AUDIT COMMITTEE CHARTER
IAC/INTERACTIVECORP

PURPOSE

        The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the effectiveness of the Company's internal control over financial reporting, (3) the qualifications and independence of the independent registered public accounting firm (the "independent accounting firm"), (4) the performance of the Company's internal audit function and independent accounting firm, (5) the Company's risk assessment and risk management policies as they relate to financial and other risk exposures, and (6) the compliance by the Company with legal and regulatory requirements.

        In fulfilling its purpose, the Audit Committee shall maintain free and open communication between the Committee, the independent accounting firm, the internal auditors and management of the Company.

COMMITTEE MEMBERSHIP

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the SEC. The members of the Audit Committee shall be appointed and may be replaced by the Board.

MEETINGS

        The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall have the authority to meet periodically with management, the internal auditors and the independent accounting firm in separate executive sessions, and to have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

        The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accounting firm (including resolution of disagreements between management and the independent accounting firm regarding financial reporting and/or internal control related matters) for the purpose of preparing or issuing an audit report or related work. The independent accounting firm shall report directly to the Audit Committee.

        The Audit Committee shall pre-approve all auditing services, audit-related services, including internal control-related services, and permitted non-audit services to be performed for the Company by its independent accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations into any matters within its scope of responsibility, to obtain advice and assistance from outside legal, accounting, or other advisors, as necessary, to perform its duties and responsibilities, and to otherwise engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        In fulfilling its purpose and carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Audit Committee's activities shall not be limited by this Charter. Subject to the foregoing, the Audit Committee shall, to the extent it deems necessary or appropriate:

  1.
  Review and discuss with management and the independent accounting firm the annual audited financial statements, as well as disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  2.
  Review and discuss with management and the independent accounting firm the Company's earnings press releases and the results of the independent accounting firm's review of the quarterly financial statements.

  3.
  Discuss with management and the independent accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

  4.
  Review and discuss with management and the independent accounting firm any major issues as to the adequacy of the Company's internal controls, including any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls, any special steps adopted in light of these issues and the adequacy of disclosures about changes in internal control over financial reporting.

  5.
  Review and discuss any material issues raised by or reports from the independent accounting firm, including those relating to:

  (a)
  Critical accounting policies and practices to be used in preparing the Company's financial statements.

    (b)
    Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm.

    (c)
    Unadjusted differences and management letters.

  6.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  7.
  Discuss with the independent accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16, "Communications with Audit Committees."

  8.
  Periodically evaluate the qualifications and performance of the independent accounting firm and the senior members of the audit team, including a review of reports provided by the independent accounting firm relating to its internal quality-control procedures.

  9.
  Obtain from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm and for purposes of taking, or recommending that the full Board take, appropriate actions to oversee the independence of the outside accounting firm.

  10.
  Meet with the independent accounting firm prior to the audit to discuss the scope, planning and staffing of the audit.

  11.
  Review the proposed internal audit annual audit plan and any significant changes to such plan with management; review and discuss the progress and any significant results of executing such plan; and receive reports on the status of significant findings, recommendations and responses.

  12.
  Obtain from the independent accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

  13.
  Discuss with management, the Company's senior internal auditing executive and the independent accounting firm the Company's and its subsidiaries' compliance with applicable legal requirements and codes of conduct.

  14.
  Review all related party transactions in accordance with the Audit Committee's formal, written policy.

  15.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  16.
  Discuss with management and the independent accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

  17.
  Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  18.
  Furnish the Audit Committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

LIMITATION OF AUDIT COMMITTEE'S ROLE

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that the Company's internal controls over financial reporting are effective. These are the responsibilities of management and the independent accounting firm. Additionally, the Audit Committee as well as the Board recognizes that members of the Company's management who are responsible for financial management, as well as the independent accounting firm, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company's financial statements or any professional certifications as to the independent accounting firm's work.

Appendix B

COMPENSATION AND HUMAN RESOURCES COMMITTEE CHARTER
IAC/INTERACTIVECORP

PURPOSE

        The Compensation and Human Resources Committee (the "Committee") is appointed by the Board of Directors (the "Board") to discharge the Board's responsibilities relating to the compensation of IAC/InterActiveCorp's (the "Company") Chief Executive Officer (the "CEO") and the Company's other executive officers (collectively, including the CEO, the "Executive Officers"). The Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they affect the Executive Officers.

COMMITTEE MEMBERSHIP

        The Committee shall consist of no fewer than two members. The members of the Committee shall meet the independence requirements of the NASDAQ Stock Market. In addition, all Committee members shall qualify as "outside" directors within the meaning of the Internal Revenue Code Section 162(m) and as "non-employee" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        The Board shall appoint the members of the Committee and the Committee Chair. Committee members may be replaced by the Board at any time, with or without cause.

MEETINGS

        The Committee shall meet as often as necessary to carry out its responsibilities. When necessary, the Committee shall meet in executive session outside of the presence of any senior executive officer of the Company. The Committee Chairman shall preside at each meeting. In the event the Committee Chairman is not present at a meeting, the Committee members present at that meeting shall designate one of its members as the acting chair of such meeting.

COMMITTEE RESPONSIBILITIES AND AUTHORITY

        In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Committee's activities shall not be limited by this Charter. Subject to the foregoing, to the extent it deems necessary or appropriate:

  1.
  The Committee shall review and approve base salaries and incentive opportunities of the Executive Officers. The CEO shall not be present during any Committee deliberations or voting with respect to his or her compensation.

  2.
  The Committee shall, periodically and as and when appropriate, review and approve the following as they affect the Executive Officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (d) any special or supplemental compensation and benefits for the Executive Officers and individuals who formerly served as Executive Officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

  3.
  The Committee shall review and discuss the Compensation Discussion and Analysis (the "CD&A") required to be included in the Company's proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management, and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

  4.
  The Committee shall produce the annual Compensation Committee Report for inclusion in the Company's proxy statement in compliance with the rules and regulations promulgated by the SEC.

  5.
  The Committee shall monitor the Company's compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

  6.
  The Committee shall oversee the Company's compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the NASDAQ rules that, with limited exceptions, shareholders approve equity compensation plans.

  7.
  The Committee shall receive periodic reports on the Company's compensation programs as they affect all employees.

  8.
  The Committee shall make regular reports to the Board.

  9.
  The Committee shall have the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties, but only after taking into consideration factors relevant to the adviser's independence from management specified in NASDAQ Listing Rule 5605(d)(3) or other applicable regulations and listing standards. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Committee, and shall have sole authority to approve the adviser's fees and the other terms and conditions of the adviser's retention. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any adviser retained by the Committee.

  10.
  The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee as it deems appropriate. The Committee may delegate to one or more executive officers the authority to make grants of equity-based compensation to eligible individuals other than directors or executive officers to the extent allowed under applicable law. Any executive officer to whom the Committee grants such authority shall regularly report to the Committee grants so made and the Committee may revoke any delegation of authority at any time.

  12.
  The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

B-2

Appendix C

NOMINATING COMMITTEE CHARTER
IAC/INTERACTIVECORP

PURPOSE

        The Nominating Committee (the "Committee") of IAC/InterActiveCorp (the "Company") is appointed by the Company's Board of Directors (the "Board") to assist the Board by identifying, reviewing and evaluating individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board the director nominees for the next annual meeting of shareholders and nominees to fill vacancies on the Board as necessary.

COMMITTEE MEMBERSHIP

        The Committee shall consist of no fewer than two members, as determined from time to time by resolution of the Board. By no later than March 1, 2011, all members of the Committee shall meet the independence requirements of the Marketplace Rules of NASDAQ Stock Market, Inc., and prior to such date, at least one member of the Committee shall meet such requirements. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the U.S. Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        The members of the Committee shall be appointed by the Board, and vacancies filled or members removed by the Board. At the discretion of the Board, one member of the Committee shall be appointed as its Chairman or Chairwoman (the "Chairperson") by the Board. A Committee member may resign by giving written notice to the Board and may resign Committee membership without resigning from the Board.

MEETINGS

        The Committee shall meet as often as it determines necessary to carry out its responsibilities. The Chairperson shall preside at each meeting and, in the absence of the Chairperson, one of the other members of the Committee shall be designated, by the members present at the meeting, as the acting chair of the meeting. All meetings of the Committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved at the immediately following meeting, shall be duly filed in the Company records. The Committee shall report to the Board with respect to its meetings, including without limitation, any issues that arise with respect to the Company.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

        In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Committee's activities shall not be limited by this Charter. Subject to the foregoing, the Committee shall, to the extent it deems necessary or appropriate:

  1.
  The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

  2.
  The Committee shall seek individuals qualified to become board members for recommendation to the Board, including evaluating persons suggested by shareowners or others.

  3.
  The Committee shall review from time to time and make recommendations to the Board with respect to the compensation and benefits of directors, including under any incentive compensation plans and equity-based compensation plans.

  4.
  The Committee shall receive comments from all directors regarding matters with the scope of authority of the Committee.

  5.
  The Committee may form and delegate authority to subcommittees when appropriate.

  6.
  The Committee shall make regular reports to the Board.

  7.
  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  8.
  The Committee shall perform any other activities consistent with the Charter, the Company's Bylaws and governing law that the Committee or the Board deems necessary or appropriate.

C-2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. IAC/INTERACTIVECORP 555 WEST 18TH STREET NEW YORK, NY 10011 M74333-P51357 IAC/INTERACTIVECORP To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except The Board of Directors recommends that you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Edgar Bronfman, Jr. 02) Chelsea Clinton 03) Sonali De Rycker 04) Barry Diller 05) Michael D. Eisner 06) Victor A. Kaufman 07) Donald R. Keough* 08) Bryan Lourd* 09) David Rosenblatt 10) Alan G. Spoon* 11) Alexander von Furstenberg 12) Richard F. Zannino The Board of Directors recommends that you vote FOR the following proposals: For Against Abstain ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for 2014. ! ! ! 3. To approve a non-binding advisory resolution on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. *To be voted upon by the holders of Common Stock voting as a separate class. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M74334-P51357 IAC/INTERACTIVECORP Annual Meeting of Stockholders June 18, 2014 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned stockholder of IAC/InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 6, 2014 and hereby appoints each of Joanne Hawkins, Jeffrey W. Kip and Gregg Winiarski, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IAC/InterActiveCorp to be held on June 18, 2014, at 9:00 a.m. local time, at 555 West 18th Street, New York, New York 10011, and at any related adjournments or postponements, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side